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                                                                   EXHIBIT 10.18

                               DIGIRAD CORPORATION

                   SERIES F PREFERRED STOCK PURCHASE AGREEMENT

    THIS SERIES F PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 23, 2001 by and among Digirad Corporation, a Delaware corporation (the "Company"), and each of the persons listed on
Schedule 1 (each of which persons is referred to herein as an "Investor," and collectively, the "Investors").

    THE PARTIES HEREBY AGREE AS FOLLOWS:

1.  PURCHASE AND SALE OF SERIES F PREFERRED STOCK.

    1.1   SALE AND ISSUANCE OF SERIES F PREFERRED STOCK.

          (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT A (the "Restated Certificate").

          (b) Subject to the terms and conditions of this Agreement, each Investor agrees to purchase as applicable at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series F Preferred Stock set forth opposite such Investor's name on Schedule 1 for the purchase price of $3.25 per share.

    1.2 CLOSING. The purchase and sale of the Series F Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, San Diego, California, at 10:00 a.m., on August 23, 2001, or at such other time and place as the Company and Investors acquiring more than half the aggregate principal amount of the Series F Preferred Stock sold pursuant hereto shall mutually agree, in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the shares of Series F Preferred Stock that such Investor is purchasing at the Closing (as set forth on SCHEDULE 1) against payment of the purchase price therefor by check or wire transfer or such other form of payment as shall be mutually agreed upon by such Investor and the Company.

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions furnished to each Investor and attached hereto as EXHIBIT B, specifically identifying the relevant subparagraph(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

    2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION. The Company and each of Digirad Imaging Solutions, Inc. and Digirad Imaging Services, Inc. (each, a "Subsidiary" and

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collectively, the "Subsidiaries") is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its respective properties and assets and to carry on its respective business as now conducted and as proposed to be conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Amended and Restated Investors' Rights Agreement, attached hereto as EXHIBIT C (the "Investors' Rights Agreement") and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby, to issue and sell the Series F Preferred Stock and the Common Stock issuable upon conversion thereof or upon conversion of the Series F Preferred Stock, and to carry out the provisions of this Agreement and the Investors' Rights Agreement. The Company and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its respective business, properties, prospects, or financial condition.

    2.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby, the performance of all obligations of the Company hereunder and thereunder at the Closing, and the authorization, issuance (or reservation for issuance), sale, and delivery of the Series F Preferred Stock and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing. This Agreement and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained therein may be limited by applicable federal or state securities laws.

    2.3 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series F Preferred Stock being purchased by the Investors hereunder, when issued, paid for and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series F Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, when issued and paid for in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer set forth in this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

    2.4 GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or


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performance of this Agreement or the Investors' Rights Agreement, the offer, sale or issuance of the Series F Preferred Stock or Common Stock upon conversion of the Series F Preferred Stock, except (i) the filing of the Restated Certificate with the Secretary of State of the State of Delaware,
(ii) such filings as have been made prior to the Closing, and (iii) any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

    2.5 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist prior to the Closing, of:

          (i) PREFERRED STOCK. Thirty Million Three Hundred Twenty One Thousand One Hundred Eight 30,321,108 shares of Preferred Stock (the "Preferred Stock"), of which 2,250,000 shares have been designated Series A Preferred Stock, all of which are issued and outstanding, 2,281,000 shares have been designated Series B Preferred Stock, all of which are issued and outstanding, 4,800,000 shares have been designated Series C Preferred Stock, all of which are issued and outstanding, 8,668,140 shares have been designated Series D Preferred Stock, all of which are issued and outstanding, 9,583,506 shares have been designated Series E Preferred Stock, 9,130,428 of which are issued and outstanding, and 2,738,462 shares have been designated Series F Preferred Stock, up to all of which may be issued pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are as stated in the Restated Certificate. Each of the outstanding shares of Preferred Stock is currently convertible into one share of Common Stock pursuant to the terms of the Restated Certificate.

          (ii) COMMON STOCK. Forty Two Million Seven Hundred Thirty Eight Thousand Four Hundred Sixty Two (42,738,462) shares of Common Stock ("Common Stock"), of which 4,586,082 shares are issued and outstanding and up to 2,738,462 of which shall be validly reserved for issuance upon conversion of the Series F Preferred Stock issued pursuant to this Agreement.

          (iii) The outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock have been issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

          (iv) Except for (A) the rights created under this Agreement, (B) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, (C) the right of first offer set forth in
Section 1.2 of the Investors' Rights Agreement, (D) currently outstanding options granted to employees, directors, consultants or advisors of the Company under stock option and restricted stock purchase agreements approved by the Board of


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Directors commencing as of May 1994 (each, an "Option," and collectively,
"Options") to purchase 5,952,426 shares of Common Stock and (E) currently outstanding warrants to purchase 403,078 shares of Series E Preferred Stock and 100,500 shares of Common Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except for the voting rights of the holders of Preferred Stock as provided for in the Restated Certificate, the obligations provided for in that certain Amended and Restated Voting Agreement dated August 8, 1997 and that certain Amended and Restated Series E Voting Agreement dated November 10, 2000, as amended, and except pursuant to this Agreement and the Investors' Rights Agreement, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any other persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

    2.6 SUBSIDIARIES. Section 2.6 of the Schedule of Exceptions contains a true and complete list of each corporation, limited liability company, association or other business entity in which the Company owns or controls, directly or indirectly, any interest. The Company is not a participant in any joint venture, partnership, or similar arrangement.

    2.7   CONTRACTS AND OTHER COMMITMENTS.

          (a) The Company does not have, and none of the Subsidiaries has, any contract, agreement, lease, commitment, or proposed transaction, written or oral, absolute or contingent, to which the Company or any Subsidiary is a party or by which it is bound other than (i) contracts for the purchase of goods and services that were entered into in the ordinary course of business and that do not involve more than $100,000 each, and do not extend for more than one (1) year beyond the date hereof, (ii) sales or lease contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company or the applicable Subsidiary on not more than thirty (30) days' notice without cost or liability to the Company or such applicable Subsidiary and that do not involve any employment or consulting arrangement and are not material to the conduct of the business of the Company or the Subsidiaries. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of any interest in the respective technology of the Company and the Subsidiaries (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business.

          (b) The contracts set forth on the Schedule of Exceptions are defined herein as the "Material Contracts." Copies of all Material Contracts have been made available to the Investors and their counsel. Each Material Contract is in full force and effect and will continue in full force and effect following the consummation of the transactions contemplated by this Agreement. The Company and, as applicable, each Subsidiary has fulfilled and performed in all material respects its obligations under each of the Material Contracts required to be performed prior to the date hereof, and to the best knowledge of the Company and the Subsidiaries neither the Company nor any Subsidiary is alleged to be in breach or default under, nor to the best


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knowledge of the Company and the Subsidiaries is there alleged to be any basis for termination of, any of the Material Contracts. To the best knowledge of the Company and the Subsidiaries, no other party to any of the Material Contracts has materially breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company, any of the Subsidiaries, or by any such other party.

    2.8 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or the Subsidiaries or member of his or her immediate family is indebted to the Company or the Subsidiaries, nor is the Company or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the knowledge of the Company and the Subsidiaries, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation that competes with the Company or any Subsidiary, except that employees, officers, or directors of the Company and the Subsidiaries and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the knowledge of the Company and the Subsidiaries, no officer or director of the Company or the Subsidiaries or any member of their immediate families is, directly or indirectly, interested in any Material Contract with the Company or the Subsidiaries.

    2.9 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued, and the Company has not granted or agreed to grant any registration rights, including piggyback registration rights, to any person or entity.

    2.10  COMPLIANCE WITH LAW; PERMITS; HEALTH-CARE REGULATORY MATTERS.

          (a) The Company and each Subsidiary has since inception and currently conducts its respective business in accordance with all laws, rules, regulations, and governmental orders applicable to the Company and each Subsidiary or any of their respective assets or businesses. Neither the Company nor any Subsidiary has received any notice alleging any default or violation of any such law, rule, regulation or governmental order or has knowledge of any events or conditions which may constitute potential defaults or violations.

          (b) The Company and each Subsidiary has, and all professional employees or agents of each of the Company and its Subsidiaries have, all licenses, franchises, permits, authorizations, including certificates of need, or approvals from all Governmental Authorities required for the conduct of the business of each of the Company and its Subsidiaries as now being conducted by them, the lack of which could materially and adversely affect the respective business, properties, prospects, or financial condition of the Company or any Subsidiary and can obtain, without undue burden or expense, any similar authority for the conduct of its respective business as planned to be conducted. Neither the Company nor any Subsidiary or the


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professional employees or agents of either is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          (c) FRAUD AND ABUSE MATTERS. Neither the Company nor any Subsidiary, nor the officers, directors, employees or agents of any of the Company or any Subsidiary, have engaged in any activities which are prohibited, or are cause for criminal or civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other Federal Health Care Program, under ss.ss. 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the Federal Employees Health Benefits program statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which the Company or any its Subsidiaries seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities:

                   (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                   (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                   (iii) presenting or causing to be presented a claim for reimbursement under Medicare, Medicaid or any other Federal Health Care Program that is (i) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, or
(ii) for an item or service and the person presenting knows or should know that the claim is false or fraudulent;

                   (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, or any other Federal Health Care Program, or (iii) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or any other Federal Health Care Program; or

                   (v) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for Medicare, Medicaid or any other Federal Health Care Program certification, or (ii) information required to be provided under SSA ss. 1124A.


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          (d) MEDICARE/MEDICAID PARTICIPATION. Neither the Company nor to the
best knowledge of the Company (without having performed any investigation or due diligence) any other person who after the Closing will have a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. ss. 1001.1001(a)(2)) in the Company or any Subsidiary, or who will have an ownership or control interest (as defined in SSA ss. 1124(a)(3) or any regulations promulgated thereunder) in the Company or any Subsidiary, or who will be an officer, director, agent (as defined in 42 C.F.R. ss. 1001.1001(a)(2)), or managing employee (as defined in SSA ss. 1126(b)) of the Company or any Subsidiary has, as of the date of this Agreement: (1) had a civil monetary penalty assessed against it under SSA ss. 1128A; (2) been excluded from participation under Medicare, Medicaid or any other Federal Health Care Program; (3) been convicted (as that term is defined in 42 C.F.R. ss. 1001.2) of any of the following categories of offenses as described in SSA ss. 1128(a) and (b)(1), (2), (3):

                   (i) criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other Federal Health Care Program;

                   (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                   (iii) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency;

                   (iv) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (a) through (c) above; or

                   (v) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

          (e) DEFINITIONS. For purposes of this section 2.10, the following definitions apply:

                   (i) "Federal Health Care Program" has the meaning set forth in SSA Section 1128B(f).

                   (ii) "Governmental Authority" means any branch, component, agency or instrumentality of federal, state or local government.

                   (iii) "SSA" means the federal Social Security Act and all regulations promulgated pursuant thereto.

    2.11 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any Subsidiary is in violation or default of any provision of its respective Restated Certificate or Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument, or


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contract to which it is a party or by which it is bound or any federal or state judgment, order, writ, decree applicable to the Company or the Subsidiaries. The execution, delivery, and performance by the Company of this Agreement and the Investors' Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or the giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the Subsidiaries (except as contemplated in this Agreement and the Investors' Rights Agreement) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the Company or any of the Subsidiaries, its respective business or operations, or any of its respective assets or properties, which suspension, revocation, impairment, forfeiture, or nonrenewal would be materially adverse to the Company or any of the Subsidiaries.

    2.12 LITIGATION. There is no action, suit, proceeding, or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the Investors' Rights Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of the Company or the Subsidiaries, or in any change in the current equity ownership of the Company or the Subsidiaries. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the respective employees of the Company or any Subsidiary, their use in connection with the business of the Company or any Subsidiary of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company or any Subsidiary with potential backers of, or investors in, the Company or its proposed business. Neither the Company nor any Subsidiary is a party to, nor to the best of its respective knowledge, named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, or proceeding by the Company or any Subsidiary currently pending or that the Company or any Subsidiary currently intends to initiate.

    2.13 RETURNS AND COMPLAINTS. Neither the Company nor any Subsidiary has received customer or beta test participant complaints concerning alleged defects in its respective products (or the design thereof) that, if true, would materially adversely affect the assets, business, properties, prospects or financial condition of the Company or any Subsidiary.

    2.14 DISCLOSURE. The Company has provided each Investor with all the information reasonably available to it that such Investor has requested for deciding whether to purchase the Series F Preferred Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.


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    2.15  OFFERING. Subject in part to the truth and accuracy of each
Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series F Preferred Stock, and the Common Stock issuable upon conversion of the Series F Preferred Stock, as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

    2.16 TITLE TO PROPERTY AND ASSETS; LEASES. Except (i) as reflected in the Financial Statements (defined in paragraph 2.17), (ii) for liens for current taxes not yet delinquent, (iii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iv) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or (v) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company and each Subsidiary owns its respective property and assets free and clear of all mortgages, liens, claims, and encumbrances. With respect to the property and assets it leases, the Company and each Subsidiary is in compliance with such leases and holds a valid leasehold interest free of any liens, claims, or encumbrances, which would be materially adverse to the Company or any Subsidiary, subject to clauses (i)-(v) above.

    2.17 FINANCIAL STATEMENTS. The Company has delivered to each Investor its audited financial statements (balance sheet and profit and loss statement, statement of stockholders equity and statement of cash flows including notes thereto) at December 31, 2000, and for the fiscal year then ended and its unaudited financial statements (balance sheet and profit and loss statement) as at, and for the six-month period ended June 30, 2001 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, neither the Company nor any Subsidiary has any liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2001 which are individually not in excess of $50,000 and in the aggregate not in excess of $200,000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company or any Subsidiary. Except as disclosed in the Financial Statements, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm, partnership, joint venture or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.


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    2.18  CHANGES.  Since June 30, 2001, there has not been:

          (a) any change in the assets, liabilities, financial condition, or operating results of the Company or any Subsidiary from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

          (c) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that is not material to the business, properties, prospects, or financial condition of the Company or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

          (e) any material change to a contract or arrangement by or to which the Company or any Subsidiary or any of its respective assets is bound or subject;

          (f) any change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (g) any sale, assignment, or transfer of any interest in any patents, trademarks, copyrights, or trade secrets;

          (h) any resignation or termination of employment of any key officer of the Company or any Subsidiary; and neither the Company nor any Subsidiary knows of the impending resignation or termination of employment of any such officer;

          (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any Subsidiary;

          (j) any mortgage, pledge, transfer of a security interest in, or creation of a lien by the Company or any Subsidiary with respect to any of its properties or assets, except liens for taxes not yet due or payable;

          (k) any loans or guarantees made by the Company or any Subsidiary to or for the benefit of its respective employees, officers, or directors, or any members of their immediate families, other than travel advances and other similar advances made in the ordinary course of its respective business;


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              (l) any declaration, setting aside, or payment or other
distribution in respect of any of the capital stock of the Company or any Subsidiary, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company or any Subsidiary;

              (m) to the knowledge of the Company or the Subsidiaries, any other event or condition of any character that might materially and adversely affect the respective business, properties, prospects, or financial condition of the Company or the Subsidiaries (as such business is presently conducted and as it is proposed to be conducted); or

              (n) any agreement or commitment by the Company or any Subsidiary to do any of the things described in this paragraph 2.18.

         2.19 INTELLECTUAL PROPERTY RIGHTS. The Company and each Subsidiary owns or possesses all rights, title and interest in all patents, trademarks, service marks, trade names, and any applications or registrations therefor, both foreign and domestic, copyrights, trade secrets, information, and proprietary rights and processes, (collectively, "Intellectual Property Rights") and owns or possesses sufficient rights, title, and interest in all licenses necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. To the Company's knowledge, all Intellectual Property Rights are valid and enforceable. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. Except for agreements with its own respective employees or consultants, substantially in the form referenced in paragraph 2.22 below, and standard end-user license agreements, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company or any Subsidiary bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity which options, licenses or agreements are material to the Company or any Subsidiary or its respective business as now conducted and as proposed to be conducted. The Company and each Subsidiary has taken all reasonable and appropriate steps, including without limitation the filing and prosecution of patent, copyright, and trademark applications to perfect and protect its interest in the Intellectual Property Rights in all countries in which the Company and each Subsidiary conducts business or proposes to conduct business; and the Company and each Subsidiary has the exclusive right to file, prosecute and maintain such applications and the patents and registrations that issue therefrom. The Company and each Subsidiary has taken appropriate steps to protect and preserve the confidentiality of all inventions, algorithms, formulas, schematics, technical drawings, ideas, know-how, processes not otherwise protected by patents or patent applications, source code, program listings, and trade secrets ("Confidential Information"), including without limitation the marking of all such Confidential Information with appropriate "Proprietary" or "Confidential" legends and the acquisition of duly executed nondisclosure agreements from any party receiving Confidential Information. To the Company's knowledge, no person has used, divulged or appropriated Confidential Information to the detriment of the Company or any Subsidiary other than pursuant to the terms of written agreements between the Company or any Subsidiary and such other persons. Neither the Company nor any Subsidiary has received any communication challenging the ownership, validity, or enforceability of the Intellectual Property Rights or alleging that the Company or any Subsidiary has violated or, by conducting its respective business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity and to the knowledge of the Company and the Subsidiaries without further investigation, neither the Company nor any Subsidiary is in such violation. Neither the Company nor any Subsidiary is aware of any unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including without limitation, any respective employee or consultant of the Company or any Subsidiary. Neither the Company nor any Subsidiary has brought any actions or lawsuits alleging infringement of any Intellectual Property Rights or breach of any license, sublicense or other agreement authorizing another party to use the Intellectual Property Rights. Neither the Company nor any Subsidiary has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property Right. Neither the Company nor any Subsidiary is aware that any of the respective employees of the Company or any Subsidiary is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or any Subsidiary or that would conflict with the business of the Company or any Subsidiary as proposed to be conducted. No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation, agreement, lien, encumbrance or security interest related to or restricting in any manner the licensing, assignment, transfer or conveyance thereof by the Company or any Subsidiary. The Company and each Subsidiary has secured valid written assignments from all respective consultants and employees who contributed to the creation or development of Intellectual Property Rights or the rights to such contributions that the Company or any Subsidiary does not already own by operation of law. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or any Subsidiary's business by the respective employees of the Company or any Subsidiary, nor the conduct of the Company's or any Subsidiary's business as proposed, will, to the knowledge of the Company or any Subsidiary, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. Neither the Company nor any Subsidiary believes it is or will be necessary to use any inventions of any of its respective employees (or persons it currently intends to hire) made prior to their employment by the Company or any Subsidiary.

         2.20 MANUFACTURING AND MARKETING RIGHTS. Neither the Company nor any Subsidiary has granted rights to manufacture, produce, assemble, license, market, or sell its respective products to any other person and is not bound by any agreement that affects the exclusive right of the Company or any Subsidiary to develop, manufacture, assemble, distribute, market, or sell its respective products.

         2.21 EMPLOYEES; EMPLOYEE COMPENSATION. To the best of the knowledge of the Company and any Subsidiary, there is no strike, or labor dispute or union organization activities pending or threatened between it and its respective employees. To the best knowledge of the Company and any Subsidiary, none of its employees belongs to any union or collective bargaining unit. To the best of the knowledge of the Company and any Subsidiary, it has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the best knowledge of the Company and any Subsidiary, no employee of the Company or any Subsidiary is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of such employee with the Company or any Subsidiary, or any other party, because of the nature of the business conducted or to be conducted by the Company or to the use by the employee of his best efforts with respect to such business. Neither the Company nor any Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement other than with respect to agreements regarding Options, as defined in
Section 2.5(iv) above, including the 1997 and 1998 Stock Option Plans (collectively with all Options, "Stock Option Plans"), and options granted thereunder. Neither the Company nor any Subsidiary is aware that any respective officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company or any Subsidiary is terminable at the will of the Company or any Subsidiary.

         2.22 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee and officer of the Company and each Subsidiary has executed a Proprietary Information and Inventions Agreement substantially in the form or forms which have been delivered to the Investors.

         2.23 TAX RETURNS, PAYMENTS, AND ELECTIONS. The Company and each Subsidiary has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company and each Subsidiary has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or
Section 341(o) of the Code, nor has it made any other election pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. Neither the Company nor any Subsidiary has had any tax deficiency proposed or assessed against it and neither the Company nor any Subsidiary has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's or any Subsidiary's federal income tax returns and none of its respective state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company and each

Subsidiary has made adequate provisions on its respective books of account for all taxes, assessments, and governmental charges with respect to its respective business, properties, and operations for such period. The Company and each Subsidiary has withheld or collected from each payment made to each of its respective employees the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

         2.24 ENVIRONMENTAL AND SAFETY LAWS.

              (a) All of the real estate owned, leased, subleased, or used by the Company and the Subsidiaries (collectively, the "Real Estate") is free of contamination from any Hazardous Material except for such contamination that would not result in Environmental Liabilities that could reasonably be expected to have a material adverse effect on the Company or the Investors;
(ii) neither the Company nor any Subsidiary has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Company and the Subsidiaries are and have been in compliance with all Environmental Laws; (iv) the Company and the Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, and all such Environmental Permits are valid, uncontested and in good standing; (v) neither the Company nor any Subsidiary is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of the Company or any Subsidiary that could reasonably be expected to have a material adverse effect on the Company or the Investors; (vi) no notice has been received by the Company or any Subsidiary identifying it as a "potentially responsible party" or requesting information under any Environmental Law, and to the knowledge of the Company and the Subsidiaries, there are no facts, circumstances or conditions that may result in the Company or any Subsidiary being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (vii) the Company and its Subsidiaries have provided to Investors copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to the Company and the Subsidiaries.

              (b) The following capitalized terms have the definitions ascribed to them below:

         "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance. "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

         "Environmental Laws" includes the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "Environmental Liabilities" means, with respect to the Company and each of the Subsidiaries, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

         "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any governmental authority under any Environmental Laws.

         "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

         2.25 SECTION 83(b) ELECTIONS. To the best of the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

         2.26 MINUTE BOOKS. The minute books of the Company and each Subsidiary made available to Investors contain a complete summary of all meetings of directors and stockholders since its respective incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         2.27 REAL PROPERTY HOLDING COMPANY. Neither the Company nor any Subsidiary is a real property holding company within the meaning of Internal Revenue Code Section 897.

         2.28 INSURANCE. The Company and its Subsidiaries maintain in full force and effect insurance in such amounts and against such losses and risks as is sufficient and reasonable given the nature of their respective businesses. There are currently no claims pending under any insurance policies of the Company and its Subsidiaries, and all premiums due and payable with respect to the policies maintained by the Company and its Subsidiaries have been paid to date.

         2.29 ERISA.

              (a) Section 2.29 of the Schedule of Exceptions lists all material employee benefit plans (as defined in Section 3(3) of ERISA) and all material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements maintained or contributed to by the Company or any Subsidiaries for the benefit of or relating to any employee of the Company, or any Subsidiaries (together the "Benefit Plans"). The Company has made available to each Investor a copy of the documents and instruments governing each such Benefit Plan. No event has occurred and, to the knowledge of the Company, there currently exists no condition or set of circumstances in connection with which the Company or any Subsidiaries would be subject to any material liability (other than for routine benefit liabilities) under the terms of any Benefit Plans, ERISA, the Code or any other applicable law, including, without limitation, any liability under Title IV of ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              (b) There will be no material payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Benefit Plan solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

              (c) No Benefit Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA (other than a plan covering only one individual employee or former employee and his or her dependents) provides material benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code.

         2.30 CO-SALE AGREEMENT. The Amended and Restated Co-Sale Agreement dated November 10, 2000, as amended from time to time, by and among the Company and the parties thereto (the "Co-Sale Agreement") has lapsed by its own terms pursuant to Section 3(b) as each Founder (as defined in the Co-Sale Agreement) holds less than 5% of the Company's outstanding shares.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

         Each Investor hereby represents warrants, covenants and agrees that:

         3.1 AUTHORIZATION. Such Investor has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of such Investor.

         3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series F Preferred Stock or the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, distribute or grant participation to such person, or to any third person, with respect to any of the Securities.

         3.3 RELIANCE UPON INVESTORS' REPRESENTATIONS. Each Investor understands that the issuance of the Securities may not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein.

         3.4 RECEIPT OF INFORMATION. Each Investor believes such Investor has received all the information such Investor considers necessary for deciding whether to purchase the Series F Preferred Stock to be issued to it. Each Investor further represents that such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series F Preferred Stock, and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

         3.5 INVESTMENT EXPERIENCE. Each Investor represents that such Investor is experienced in evaluating and investing in securities of companies in the development state and acknowledges that such Investor is able to fend for himself, herself or itself, can bear the economic risk of such Investor's investment, and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Series F Preferred Stock. If other than an individual, Investor also represents such Investor has not been organized for the purpose of acquiring the Series F Preferred Stock, or if such Investor has been organized for the purpose of acquiring the Series F Preferred Stock that all investors in such fund are accredited.

         3.6 ACCREDITED INVESTOR. Except as otherwise disclosed to the Company in writing, Investor either is (a) an accredited investor as defined in Rule 501(a) of Regulation D of the SEC under the Securities Act, or (b) neither (x) a national or resident of the United States, its territories, possessions or any area subject to its jurisdiction, nor (y) a corporation, partnership, trust or other entity created or organized in the United States, its territories, possessions or any area subject to its jurisdiction, nor (z) a corporation, partnership, trust or other entity, any of the equity owners of which is described in clause (x) or (y) above and agrees not to sell, hypothecate, pledge or otherwise dispose of any interest in the Securities in the United States, its territories, possessions or any area subject to its jurisdiction, or to any person who is a national thereof or resident therein (including any estate of such person), or any corporation, partnership or other entity created or organized therein, unless such securities have been either registered under the Securities Act, or are exempt from the registration requirements of the Securities Act, in the opinion of the Company's counsel, and Investor has complied with any restrictions on transfer contained in this Agreement.

         3.7 RESTRICTED SECURITIES. Each Investor understands that the Series F Preferred Stock (and any Common Stock issued on conversion thereof) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Preferred Stock or Common Stock issued on conversion thereof or an available exemption from registration under the Securities Act, the Series F Preferred Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In particular, each Investor is aware that the Series F Preferred Stock (and any Common Stock issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available, and the Company has no present plans to make such information available.

         3.8 CONFIDENTIALITY. Except for GE Capital Equity Investments, Inc. who shall be bound by the confidentiality provisions in that certain letter agreement between the Company and GE Capital Equity Investments, Inc. dated of even date herewith, each Investor hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified as confidential that is furnished to it by the Company in connection with this Agreement, including (without limitation) all financial statements, budget and other information delivered or provided to such Investor. This obligation of confidentiality shall not apply, however, to any information
(i) in the public domain through no unauthorized act or failure to act by Investor, (ii) lawfully disclosed to Investor by a third party who possessed such information without any obligation of confidentiality, (iii) known previously by Investor or lawfully developed by Investor independent of any disclosure by the Company or (iv) required to be disclosed by law. Each Investor (other than GE Capital Equity Investments, Inc.) further covenants that such Investor shall return to the Company all tangible materials containing such information upon request by the Company.

         3.9 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Preferred Stock or Common Stock issued on conversion thereof without the consent of the Company, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investors' Rights Agreement, provided and to the extent that such sections are applicable, and:

              (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

              (b) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, as currently in existence, except in unusual circumstances.

              (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel or consent of the Company shall be necessary for a transfer by an Investor to an affiliated entity which controls, is controlled by, or under common control with, the Investor, provided that the transferee agrees in writing for the benefit of the Company to be bound by this Section 3 and the Investors' Rights Agreement.

4.       CONDITIONS OF INVESTORS' OBLIGATIONS AT THE CLOSING.

         The obligations of each Investor under subparagraph 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

         4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing.

         4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in paragraphs 4.1 and 4.2 have been fulfilled.

         4.4 OPINION OF COMPANY COUNSEL. Each Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated as of the Closing, substantially in the form attached hereto as EXHIBIT D.

         4.5 INVESTORS' RIGHTS AGREEMENT. The Company and each Investor shall have entered into the Amended and Restated Investors' Rights Agreement, the form of which is attached hereto as EXHIBIT C.

         4.6 STATE SECURITIES LAWS. The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Series F Preferred Stock and the Common Stock issuable upon conversion of the Series F Preferred Stock.

         4.7 RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Delaware Secretary of State.

5.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

         The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor contained in Section 3 hereof shall be true on and as of the Closing.

         5.2 STATE SECURITIES LAWS. The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Series F Preferred Stock and the Common Stock issuable upon conversion of the Series F Preferred Stock.

         5.3 PAYMENT OF PURCHASE PRICE. Each Investor shall have delivered the purchase price specified in Section 1.1.

         5.4 RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Delaware Secretary of State.

6.       MISCELLANEOUS.

         6.1 ENTIRE AGREEMENT. This Agreement, a letter agreement between the Company and GE Capital Equity Investments, Inc. dated of even date herewith and the documents referred to herein constitute the entire agreement among the parties hereto and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         6.2 SURVIVAL OF WARRANTIES. The warranties, representations, and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Series F Preferred Stock or Common Stock issued upon conversion thereof or upon conversion of Series F Preferred Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         6.4 GOVERNING LAW; JURY TRIAL WAIVER. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. THE PARTIES HERETO IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         6.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         6.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified (or upon the date of attempted delivery where delivery is refused) or, if sent by telecopier, telex, telegram, or other facsimile means, upon receipt of appropriate confirmation of receipt, or upon deposit with the United States Postal Service, by registered or certified mail, or next day air courier, with postage and fees prepaid and addressed to the party entitled to such notice at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties to this Agreement.

         6.8 FINDER'S FEES. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for and commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

         The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

         6.9 EXPENSES. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement; provided, however, that if the Closing is effected, the Company shall reimburse GE Capital Equity Investments, Inc. for up to Fifteen Thousand Dollars ($15,000) in expenses incurred in connection with the transactions contemplated by this Agreement, including attorneys' fees and expenses.

         6.10 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or any other agreement contemplated hereby, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

         6.11 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series F Preferred Stock purchased pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

         6.12 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         6.13 EXCULPATION AMONG INVESTORS. Each Investor acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Series F Preferred Stock or Common Stock issued upon conversion thereof.

         6.14 PUBLICITY. No party hereto shall originate any publicity, news release, or other disclosure or announcement, written or oral (a "Press Release"), relating to this Agreement, or to performance hereunder or the existence of an arrangement between the parties hereto without the prior written approval of each other party hereto, except where such Press Release is required by applicable law; provided that in such event the party intending to issue the Press Release shall consult with the other party or parties with respect to the text thereof and such other party or parties shall be provided with a copy of the Press Release prior to its release.

         6.15 INDEMNIFICATION.

              (a) The Company shall indemnify each Investor and its respective directors, officers, employees and affiliates from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind ("Losses") which may be imposed upon, incurred by or asserted against such Investor or any other indemnified party, relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by the Company contained herein or in any certificate or document delivered pursuant hereto (including, without limitation, the Investors' Rights Agreement).

              (b) The Company shall indemnify each Investor and its respective directors, officers, employees and affiliates from and against any Losses resulting from or related to any claims by third parties relating to or arising out of the transactions contemplated hereby (including, without limitation, the Investors' Rights Agreement).

              (c) If any Investor shall believe that such Investor is entitled to indemnification pursuant to this Section 6.15 in respect of any Losses, such Investor shall give the Company prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Investor to give notice of any claim for indemnification promptly shall not adversely affect such Investor's right to indemnity hereunder except to the extent that such failure materially adversely affects the right of the Company to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Company shall have only the ten (10) day period referred to in the next sentence to dispute or deny such claim. The Company shall have ten (10) days following its receipt of such notice either (y) to acquiesce in such claim and its respective responsibilities to indemnify the Investor in respect thereof in accordance with the terms of this Section 6.15 by giving such Investor written notice of such acquiescence or (z) to object to the claim by giving such Investor written notice of the objection. If the Company does not object thereto within such ten (10) day period, the Company shall be deemed to have acquiesced in such claim and its responsibility to indemnify the Investor in respect thereof in accordance with the terms of this Section 6.15.

              (d) The Company shall reimburse the Investors for any attorneys' fees and expenses constituting Losses pursuant to this Section
6.15 promptly and in no event later than fifteen (15) days following receipt of a written invoice therefor.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                            DIGIRAD CORPORATION,
                                    a Delaware corporation

                                    By:           /s/ Scott Huennekens
                                         --------------------------------------
                                         Scott Huennekens, President

INVESTORS:                          KINGSBURY CAPITAL PARTNERS, L.P., III

                                    By:  Kingsbury Associates, L.P.,
                                         Its General Partner


                                    By:      /s/ Timothy J. Wollaeger
                                         --------------------------------------
                                         Timothy J. Wollaeger,
                                         General Partner



                                    KINGSBURY CAPITAL PARTNERS, L.P., IV

                                    By:  Kingsbury Associates, L.P.,
                                         Its General Partner


                                    By:      /s/ Timothy J. Wollaeger
                                         ------------------------------------
                                         Timothy J. Wollaeger,
                                         General Partner

                      Address:      3655 Nobel Drive, Suite 490
                                    San Diego, CA  92122





              [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                    SORRENTO VENTURES III, L.P.


                                    By:     /s/ Robert M. Jaffe
                                        ---------------------------------------
                                        Robert M. Jaffe
                                        President, Sorrento Associates, Inc.
                                        General Partner, Sorrento Equity
                                        Partners III, L.P.
                                        General Partner, Sorrento Ventures III,
                                        L.P.


                                    SORRENTO VENTURES CE, L.P.

                                    By:     /s/ Robert M. Jaffe
                                        ---------------------------------------
                                        Robert M. Jaffe
                                        President, Sorrento Associates, Inc.
                                        General Partner, Sorrento Equity
                                        Partners III, L.P.
                                        General Partner, Sorrento Ventures
                                        CE, L.P.

                        Address: 4370 La Jolla Village Drive, Suite 1040 San Diego, CA 92122







              [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                   VECTOR LATER-STAGE EQUITY FUND II
                                   (QP), L.P.

                                   By:      Vector Fund Management II, L.L.C.
                                            Its General Partner


                                   By:          /s/ Doug Reed
                                            -----------------------------------
                                            Doug Reed
                                            Managing Director

                                   VECTOR LATER-STAGE EQUITY FUND II, L.P.

                                   By:      Vector Fund Management II, L.L.C.
                                            Its General Partner


                                   By:          /s/ Doug Reed
                                            -----------------------------------
                                            Doug Reed
                                            Managing Director

                         Address:  1751 Lake Cook Road, Suite 350
                                   Deerfield, IL  60015



              [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                    ANACAPA INVESTORS, LLC -
                                    ANACAPA I

                                    By:          /s/ Robert Raede
                                            -----------------------------------
                                            Robert Raede
                                            Manager

                         Address:   32 W. Anapamu Street, #350
                                    Santa Barbara, CA  93101







              [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                     MERRILL LYNCH VENTURES, L.P. 2001



                                     By:      Merrill Lynch Ventures LLC
                                              Its General Partner

                                     By:          /s/ Edward J. Higgins
                                              ---------------------------------
                                              Edward J. Higgins
                                              Vice President

                     Address: 2 World Financial Center, 31st Floor New York, NY 10281
                                     Attn:  Jean Kim

                     All Notices:    Merrill Lynch Ventures, L.P. 2001
                                     Attn: Robert F. Tully
                                     95 Greene Street
                                     Jersey City, NJ 07302-3815





              [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                     INGLEWOOD VENTURES, L.P.



                                     By:          /s/ Daniel C. Wood
                                              ---------------------------------
                                              Daniel C. Wood

                                     Title:       Member
                                              ---------------------------------

                     Address: 12526 High Bluff Drive, Suite 300 San Diego, CA 92130





              [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                     KENNETH E. OLSON TRUST DATED 3/16/89



                                     By:          K. Olson
                                              ---------------------------------

                                     Name:        Trustee
                                              ---------------------------------

                                     Title:
                                              ---------------------------------

                     Address:        404 Torrey Point Road
                                     Del Mar, CA  92014








              [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                   D. THEODORE BERGHORST

                                       /s/ D. Theodore Berghorst
                                   -------------------------------------------
                                   Signature

                    Address:       12 Kent Road
                                   Winnetca, IL 60093


                                   BERGHORST 1998 DYNASTIC TRUST

                                   By:       /s/ D. Theodore Berghorst
                                      ----------------------------------------
                                      D. Theodore Berghorst as Financial Advisor

                    Address:       12 Kent Road
                                   Winnetca, IL 60093




                 [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                    PETER F. DRAKE

                                            /s/ Peter F. Drake
                                    -------------------------------------------
                                    Signature

                    Address:        255 Mayflower Road
                                    Lake Forest, IL 60045




                 [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                     PALIVACINNI PARTNERS, LP



                                     By:          /s/ Doug Reed
                                              ---------------------------------
                                              Doug Reed
                                              Managing Director

                    Address:         1751 Lake Cook Road, Suite 350
                                     Deerfield, IL  60015




                 [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                    MID-CAROLINA CARDIOLOGY, PA

                                    By:               /s/ Stephen A. McAdams
                                             ----------------------------------
                                             Stephen A. McAdams, M.D.
                                             Chief Executive Officer


                    Address: 1718 East Fourth Street, Suite 501 Charlotte, NC 28204


                                    STEPHEN A. MCADAMS AND LOU ANN MCADAMS

                                             /s/ Stephen A. McAdams
                                    -------------------------------------------
                                    Stephen A. McAdams

                                             /s/ Lou Ann McAdams
                                    -------------------------------------------
                                    Lou Ann McAdams

                    Address: 1718 East Fourth Street, Suite 501 Charlotte, NC 28204





                 [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                     IMPERIAL VENTURES, INC.

                                     By:               /s/ James B. Rutter
                                              ---------------------------------
                                              James B. Rutter
                                              President

                    Address:         11512 El Camino Real, Suite 350
                                     San Diego, CA  92130




                 [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                     STEPHEN A. MCADAMS ROLLOVER IRA

                                     By:               /s/ Stephen A. McAdams
                                              ---------------------------------
                                              Stephen A. McAdams

                    Address: 1718 East Fourth Street, Suite 501 Charlotte, NC 28204







                 [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                    W. AUGUST HILLENBRAND

                                            /s/ W. August Hillenbrand
                                    -------------------------------------------
                                    Signature

                    Address:        700 S.R. 46E
                                    Batesville, IN  47006




                 [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                    TAH & H INVESTORS, LP

                    By:      Investment Committee
                             Brickyard Holdings. Inc.
                             Its General Partner


                    By:               /s/ Charles W. Crowther
                             --------------------------------------------
                             Charles W. Crowther
                             Investment Committee Member

                    KKH & C INVESTORS, LP

                    By:      Investment Committee
                             Brickyard Holdings. Inc.
                             Its General Partner


                    By:               /s/ Charles W. Crowther
                             --------------------------------------------
                             Charles W. Crowther
                             Investment Committee Member

                    WAH & M INVESTORS, LP

                    By:      Investment Committee
                             Brickyard Holdings. Inc.
                             Its General Partner


                    By:               /s/ Charles W. Crowther
                             --------------------------------------------
                             Charles W. Crowther
                             Investment Committee Member


    Address:        5 Observatory Hill
                    Cincinnati, OH  45208




                 [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                     MLH & T INVESTORS, LP

                     By:      Investment Committee
                              Brickyard Holdings. Inc.
                              Its General Partner


                     By:               /s/ Charles W. Crowther
                              --------------------------------------------
                              Charles W. Crowther
                              Investment Committee Member

                     RDH & S INVESTORS, LP

                     By:      Investment Committee
                              Brickyard Holdings. Inc.
                              Its General Partner


                     By:               /s/ Charles W. Crowther
                              --------------------------------------------
                              Charles W. Crowther
                              Investment Committee Member


    Address:         5 Observatory Hill
                     Cincinnati, OH  45208






                 [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                     GE CAPITAL EQUITY INVESTMENTS, INC.


                     By:          /s/ David Gibbs
                              -------------------------------------------------
                              David Gibbs
                              Senior Vice President

    Address:         120 Long Ridge Road
                     Stamford, CT  06927



                 [SIGNATURE PAGE TO SERIES F STOCK PURCHASE AGREEMENT]

                                   SCHEDULE 1

                              SCHEDULE OF INVESTORS

                            CLOSING - AUGUST 23, 2001

                INVESTOR                         SHARES TO BE PURCHASED     PURCHASE PRICE
                --------                         ----------------------     --------------
Kingsbury Capital Partners, L.P., III                    55,385               $180,001.25
Kingsbury Capital Partners, L.P., IV                    129,231               $420,000.75
Sorrento Ventures III, L.P.                              63,900               $207,675.00
Sorrento Ventures CE, L.P.                               13,023                $42,324.75
Vector Later-Stage Equity Fund II, L.P.                  38,462               $125,001.50
Vector Later-Stage Equity Fund II (QP), L.P.            115,385               $375,001.25
Palivacinni Partners, LP                                 20,000                $65,000.00
Kenneth E. Olson Trust                                   30,769                $99,999.25
Anacapa Investors, LLC - Anacapa I                       76,923               $249,999.75
Imperial Ventures, Inc.                                 153,846               $499,999.50
Merrill Lynch Ventures, LP 2001                         107,692               $349,999.00
Inglewood Ventures, LP                                   76,923               $249,999.75
D. Theodore Berghorst                                   113,846               $369,999.00
Berghorst 1998 Dynastic Trust                           113,846               $369,999.50
Peter F. Drake                                           76,923               $249,999.75
Mid-Carolina Cardiology, PA                              52,308               $170,001.00
Stephen A. and Lou Ann McAdams                           41,538               $134,998.50
Stephen A. McAdams Rollover IRA                          76,923               $249,999.75
W. August Hillenbrand                                   184,615               $599,998.75
TAH & H Investors, LP                                    30,769                $99,999.25
KKH & C Investors, LP                                    30,769                $99,999.25
WAH & M Investors, LP                                    30,769                $99,999.25
MLH & T Investors, LP                                    30,769                $99,999.25
RDH & S Investors, LP                                    30,770               $100,002.50
GE Capital Equity Investments, Inc.                     923,077             $3,000,000.25
                         TOTALS                       2,618,461              8,509,998.25
                                                      =========              ============

                                   SCHEDULE 1

                                    EXHIBIT A


                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION



Filed separately as an Exhibit to this Registration Statement

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS


                                 AUGUST 23, 2001

         THIS SCHEDULE OF EXCEPTIONS IS MADE AND GIVEN WITH RESPECT TO SECTION 2 OF THE SERIES F PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF AUGUST 23, 2001, BY AND AMONG DIGIRAD CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), AND THE INVESTORS LISTED ON SCHEDULE 1 ATTACHED THERETO (THE "PURCHASE AGREEMENT"). ALTHOUGH THE SECTION NUMBERS SET FORTH BELOW CORRESPOND TO THE SECTION NUMBERS IN THE PURCHASE AGREEMENT, ANY INFORMATION DISCLOSED HEREIN UNDER ANY SECTION NUMBER SHALL BE DEEMED TO BE DISCLOSED AND INCORPORATED INTO ANY OTHER SECTION NUMBER UNDER THE PURCHASE AGREEMENT WHERE SUCH DISCLOSURES WOULD BE APPROPRIATE. WHERE THE TERMS OF A LEASE, CONTRACT OR OTHER DISCLOSURE ITEM HAVE BEEN SUMMARIZED OR DESCRIBED IN THIS SCHEDULE, SUCH SUMMARY OR DESCRIPTION DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE MATERIAL TERMS OF SUCH LEASE, CONTRACT OR OTHER ITEM. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL CAPITALIZED TERMS SHALL HAVE THE SAME MEANING AS DEFINED IN THE PURCHASE AGREEMENT. UNLESS OTHERWISE INDICATED BELOW, ALL REFERENCES TO THE CLOSING OR THE CLOSING DATE SHALL BE DEEMED TO REFER TO SUCH TERMS AS THEY ARE DEFINED IN THE PURCHASE AGREEMENT.

                                  SECTION 2.5
                                 CAPITALIZATION

         (a) Pursuant to the terms of that certain Consulting Agreement by and between Digirad Imaging Systems, Inc. and Jeffrey Mandler dated September 29, 2000 (the "Mandler Consulting Agreement"), the Company may be obligated to issue up to 150,000 shares of its common stock. The Company may be obligated to issue a minimum of 100,000 of such 150,000 shares of its common stock to Jeffrey Mandler so long as Jeffrey Mandler does not breach either the non-competition provisions in the Mandler Consulting Agreement or that certain Non-Competition and Non-Disclosure Agreement by and between Jeffrey Mandler and DIS (hereinafter defined) dated as of September 29, 2000.

         Pursuant to the terms of that certain Asset Purchase Agreement by and among the Company, Orion Imaging Systems, Inc., Florida Cardiology and Nuclear Medicine Group, P.A. and Dr. John Kilgore, dated August 31, 2000, as amended (the "Florida Cardiology Agreement"), the Company may be obligated to issue (a) up to 100,000 shares of its common stock in connection with the achievement by the Mobile Business (as defined in the Florida Cardiology Agreement) of certain net revenues by August 2001 and (b) additional shares of its stock based upon certain EBITDA revenues (the "Earn Out Payment"). The amount of the Earnout Payment shall be determined by the following formula:

         "E = 3.5 (X - $900,000)

         E = Earnout Payment amount in dollars

         X = 2 times the Adjusted EBITDA actually achieved during the period (the "Earnout Period")commencing six (6) months after the Closing Date and ending on the first anniversary of the Closing Date (the "Earnout Determination Date").

         Fifty percent (50%) of the amount of the Earnout Payment, when and if paid, shall be payable in cash and fifty percent (50%) of the amount of the Earnout Payment shall be payable in shares of capital stock of Digirad (the "Earnout Shares"). The value of the Earnout Shares shall be the fair market value of such Earnout Shares on the Earnout Determination Date, as determined in good faith and in the sole discretion of the Board of Directors of Digirad. The Earnout Shares may consist of common stock of Digirad or preferred stock of Digirad, or any combination thereof, as determined in the sole discretion of the Board of Directors of Digirad."

         Pursuant to terms of that certain Consulting Agreement with McAdams and Witham Consulting ("MWC") dated July 31, 2001 (the "MWC Agreement"), the Company is obligated to issue MWC (a) a warrant to purchase up to 100,000 shares of its common stock, currently exercisable for 40,000 shares of its common stock with subsequent vesting of 20,000 shares a year for the next three years, (b) a warrant to purchase 10,000 shares of its common stock for every three of its digital cameras sold by MWC up to a maximum of 100,000 shares, and thereafter (c) a warrant to purchase 1,500 shares of its common stock for each of its digital cameras sold by MWC.

                                  SECTION 2.6
                                  SUBSIDIARIES

         Digirad Imaging Solutions, Inc, a Delaware corporation ("DIS"), is a wholly-owned subsidiary of the Company and Digirad Imaging Systems, Inc., a Delaware corporation, is a wholly-owned subsidiary of DIS.

                                   SECTION 2.7
                          CONTRACTS AND OTHER COMMITMENTS

         The Company has, from time to time, entered into the following Consulting Agreements:


         Joel Raichlen Medical Director Agreement dated November 6, 2000.

         Reference is made to the Mandler Consulting Agreement. See Section 2.5 above.

         Makago Electronics, Inc. Project Consulting Agreement dated January 27, 1998.

         Esther Saltz Consulting Agreement dated June 24, 1998.

         Nadine Wang Project Consulting Agreement dated July 1, 1998.

         Mel Davis Consulting Agreement dated July 20, 1998.

         Michael Borton Consulting Agreement dated August 8, 1998.

         Suzanne Farrand, CPA Consulting Agreement dated August 14, 1998.

         Gilbert Pantoja Consulting Agreement dated August 14, 1998.

         Chris Isaacson Mechanical Design Consulting Agreement dated June 19, 2000.

         Frank J. Papatheofanis, MD, PhD Consulting Service Agreement dated March 4, 1999.

         Ted Tillinghast Mechanical Design Consulting Agreement dated June 14, 1999.

         C4S Consulting Agreement dated July 26, 1999.

         Doyle & Associates Consulting Agreement dated September 13, 1999.

         Charles Schmitz Consulting Agreement dated October 4, 1999.

         Alex Shek Consulting Agreement dated December 3, 1999.

         James Brunsch Consulting Agreement dated February 25, 2000.

         Design & Development with Ogden Marsh & Associates dated February 18, 1998.

         James Engelmann Consulting Agreement dated March 14, 2001.

         Martin Shirley Independent Contractor Agreement dated July 8, 1999.

         Gerald McMullen Consulting Agreement dated December 14, 2000 (executed in connection with the Florida Cardiology Agreement).

         Reference is made to that certain Employment Agreement by and between Dr. John Kilgore and Digirad Imaging Systems, Inc. dated December 14, 2000 (the "Kilgore Employment Agreement") (executed in connection with the Florida Cardiology Agreement).

         Reference is made to that certain Separation and General Release Agreement with Joyce Mehrberg dated May 11, 2001 (the "Mehrberg Separation Agreement").

         Reference is made to the MWC Agreement. See Section 2.5 above.

         Reference is made to that certain Asset Purchase Agreement by and among Digirad Imaging Systems, Inc., Nuclear Imaging Systems, Inc. and Cardiovascular Concepts, P.C. dated September 29, 2000 and its associated transaction documents (the "NIS Agreement").

         Reference is made to the Florida Cardiology Agreement. See Section 2.5 above.

         Reference is made to the Right of First Refusal in favor of the Company as set forth in Article VII of the Company's bylaws.

         The Company has outstanding agreements involving amounts in excess of $100,000 with the following entities:

            COMPANY           DESCRIPTION                                AMOUNT
            -------------------------------------------------------------------
            HILGER              ***                                      $895,400
            SEGAMI              ***                                      Expect to pay $82,500
                                                                         on a monthly basis, as
                                                                         units are installed in
                                                                         the field
            MULTEK              ***                                      $156,865
            PHOTOPEAK           ***                                      $848,436
            QUIKSIL             ***                                      $192,645
            CROWN CIRCUITS      ***                                      $140,406
            KEARNY MESA FORD    ***                                      $144,000
            ABILITY CENTER      ***                                      $105,701

         The Company has from time to time entered into standard common stock purchase agreements and option agreements for common stock with its employees and directors (the "Common Stock Agreements"). Forms of the Common Stock Agreements are attached hereto as Exhibits A & B.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         The Company has entered into standard indemnification agreements with each of its directors (the "Indemnification Agreements"). A form of the Indemnification Agreements is attached hereto as Exhibit C.

         The Company currently has outstanding warrant agreements for the purchase of shares of its common stock with the following individuals and/or entities:

            Cardiovascular Consultants                  10,000
            Robert McKenzie                                500
            Stephan McAdams                             30,000
            John Witham                                 30,000
            Oklahoma Cardiovascular Associates          20,000
            Austin Heart                                10,000

         The Company currently has outstanding warrant agreements for the purchase of shares of its Series E Preferred Stock with the following entities:

            MMC/GATX Ventures, Inc.                             257,874
            Priority Capital                                     36,839
            Silicon Valley Bank                                  42,490
            Kingsbury Capital Partners, L.P. III                  9,881
            Kingsbury Capital Partners, L.P. IV                  23,057
            Ocean Avenue Investors LLC - Anacapa Fund I /
            Anacapa Investors LLC - Anacapa Fund I               16,469
            Vector Later-Stage Equity Fund II (QP), L.P.         12,351
            Vector Later-Stage Equity Fund II, L.P.               4,117

         Reference is made to that certain Amended and Restated Investors' Rights Agreement with the investors listed therein dated November 10, 2000, as amended (the "Investors' Rights Agreement").

         Reference is made to that certain Amended and Restated Co-Sale Agreement with the investors listed therein dated November 10, 2000, as amended (the "Co-Sale Agreement").

         Reference is made to that certain Amended and Restated Voting Agreement with investors listed therein dated August 8, 1997, as amended (the "Voting Agreement").

         Reference is made to that certain Amended and Restated Series E Voting Agreement with the investors listed therein dated November 10, 2000, as amended (the "Series E Voting Agreement").

         Reference is made to that certain Contract V797P6897a with Department of Veteran Affairs dated September 20, 2000.

         Reference is made to that certain Service Agreement with Universal Servicetrends, Inc. dated August 25, 2000.

         Reference is made to that certain Development and supply agreement with QuickSil, Inc. dated June 18, 1999 (the "Quicksil Agreement").

         Reference is made to that certain Master Lease Agreement with GE Healthcare Financial Services dated September 26, 2000 (the "GE Healthcare Agreement").

         Reference is made to that certain Irrevocable Standby Letter of Credit with Silicon Valley Bank for the benefit of GE Company dated December 21, 2000 in amount of $205,000.

         Reference is made to that certain Equipment Lease with MarCap Corporation dated as of October 1, 2000 (the "MarCap Agreement").

         Reference is made to that certain Master Equipment Lease with DVI Financial Services, Inc. dated as of May 24, 2001 (the "DVI Agreement").

         Reference is made to that certain Loan and Security Agreement with Silicon Valley Bank dated as of April 1, 2000, as amended (the "First SVB Agreement").

         Reference is made to that certain Loan and Security Agreement with Silicon Valley Bank dated as of July 31, 2001 (the "Second SVB Agreement").

         Reference is made to that certain Loan and Security Agreement with Heller Healthcare Finance dated January 9, 2001 (the "Heller Healthcare Agreement").

         Reference is made to that certain Loan and Security Agreement with MMC/GATX Partnership No. I dated October 27, 1999 (the "MMC/GATX Agreement").

         Reference is made to that certain First Amendment to Loan and Security Agreement with MMC/GATX Partnership No. I dated August 14, 2000 (the "First Amendment to MMC/GATX Agreement").

         Reference is made to that certain Second Amendment to Loan and Security Agreement with MMC/GATX Partnership No. I dated November 27, 2000 (the "Second Amendment to MMC/GATX Agreement").

         Reference is made to that certain Third Amendment to Loan and Security Agreement with MMC/GATX Partnership No. I dated May 2, 2001 (the "Third Amendment to MMC/GATX Agreement").

         Reference is made to that certain Fourth Amendment to Loan and Security Agreement with MMC/GATX Partnership No. I effective as of July 31, 2001 (the "Fourth Amendment to MMC/GATX Agreement").

         Reference is made to that certain Loan Agreement with Jack F. Butler in an aggregate amount of $245,000 dated September 1, 1993, as amended (the "Butler Loan").

         Reference is made to that certain Loan Agreement with Clinton L. Lingren in an aggregate amount of $245,000 dated September 1, 1993, as amended (the "Lingren Loan").

         Reference is made to that certain Loan Agreement with Gerald G. Loehr (as sole trustee of the Gerald G. Loehr Revocable Trust) in an aggregate amount of $245,000 dated September 1, 1993, as amended (the "Loehr Loan").

Reference is made to that certain License agreement for Detector with the Regents of the University of California through the Ernest Orlando Lawrence Berkeley National Laboratory dated May 19, 1999, as amended (the "Berkeley License").

         Reference is made to that certain Termination Agreement with Ethicon Endo-Surgery, Inc. dated June 22, 1999 (the "Ethicon Agreement").

         Reference is made to that certain Software License Agreement with Segami Corporation dated June 16, 1999 (the "Segami Agreement").

         Reference is made to that certain License Agreement with Science Applications International Corporation dated April 7, 2000 (the "SAIC Agreement").

         Reference is made to that certain Software Products License Agreement with Strategic Information Group, Inc. dated December 31, 1998 (the "SIG Agreement").

         Reference is made to that certain Software License Agreement with Corporate Management Solutions, Inc. dated July 21, 1999 (the "CMS Agreement").

         Reference is made to that certain Software License and Maintenance Agreement with Cadence Design Systems, Inc. dated November 16, 1999 (the "CDS Agreement").

Reference is made to that certain Software Products License Agreement with QAD, Inc. dated January 6, 1999 (the "QAD Agreement").

         The Company has entered into Distribution and Supply Agreements with the following entities (the "D&S Agreements"):

            CMS Imaging, Inc.
            Performance Medical Group
            ADN CanadaMitsui & Co.

         Reference is made to that certain Lease for 9350 Trade Place, Suite A, San Diego, CA dated January 27, 1998 with Judd/King No. 1.

         Reference is made to that certain Lease for 9333 Trade Place, San Diego, CA dated February 21, 2001 with John Stephan, Trustee.

         Reference is made to that certain Lease for 7394 Trade Street, Suite B, San Diego, CA dated September 1, 1997 with Manohar Daryanani.

         Reference is made to that certain Lease for 7408 Trade Street, San Diego, CA dated May 26, 1996 with Research Diversified.

         Reference is made to that certain Lease for 7410 Trade Street, San Diego, CA dated August 1, 1997 with James and Ila Piel Family Trust.

         Reference is made to that certain Lease for 7444 Trade Street, San Diego, CA dated January 10, 1997 with H.G. Fenton Company.

         Reference is made to that certain Lease for 7414 Trade Street, Suite B, San Diego, CA dated August 13, 1997 with Janice Brightman.

         Reference is made to that certain Lease for 7390 Trade Street, San Diego, CA dated May 1, 1997 with John and Diana Purcell.

         Reference is made to that certain Lease for 7824B Causeway Blvd., Tampa, FL between Orion Imaging Systems and John and Jewell Talman dated December 21, 2000.

         Reference is made to that certain Lease for 5 Laurel Drive, Unit 5, Flanders, NJ 07836 between Digirad Imaging Solutions and Richard and Virginia Lettorale dated March 29, 2001.

         Reference is made to that certain Lease for 930 N. St., Ste. 210, Allentown, PA between Orion Imaging Systems and Fourth Street Development, LP dated February 21, 2001.

         Reference is made to that certain Lease for 7404 Trade Street, San Diego, CA with H.G. Fenton Company dated August 6, 2001.

         Reference is made to that certain Lease for 1811 Executive Drive, Indianapolis, IN with Dugan Realty, LLC dated June 25, 2001.

         Reference is made to that certain Lease for 4700 Belle Grove Road, Baltimore, MD with Crain Limited Partnership dated March 16, 2001.

         Reference is made to that certain Lease for 2579-P Eric Lane, Burlington, NC with Peters Enterprises, Inc. dated August 15, 2000.

         Reference is made to that certain Lease for 1246 Brittain Road, OH with GMC Investments, Co., Ltd. dated May 31, 2001.

         Reference is made to that certain Lease for 7561 Currency Drive, Orlando, OH with AMB Property, LP dated April 20, 2001.

         Reference is made to that certain Lease for 251-109 Dominion Drive, Morrisville, NC with Best & Associates dated June 13, 2001.

See also disclosures in Section 2.19 with respect to Patents, Trademarks or other technology of the Company.

                                  SECTION 2.8
                           RELATED-PARTY TRANSACTIONS

         Reference is made to the Common Stock Purchase Agreements, the Indemnification Agreements, the Co-Sale Agreement, the Investors' Rights Agreement, the Voting Agreement and the Series E Voting Agreement. See Section
2.7 above.

         Reference is made to the Butler Loan. See Section 2.7 above.

         Reference is made to the Lingren Loan. See Section 2.7 above.

         Reference is made to the Loehr Loan. See Section 2.7 above.

         Reference is made to the Kilgore Employment Agreement. See Section 2.7 above.

         Reference is made to that certain Promissory Note Secured by Stock Pledge Agreement with Boris Apotovsky dated May 15, 2000 in the amount of $33,419.

         Reference is made to that certain Promissory Note Secured by Stock Pledge Agreement with Michael Robinson dated January 16, 2001 in the amount of $3,500.

         Reference is made to that certain Promissory Note Secured by Stock Pledge Agreement with Joel Tuckey dated September 22, 2000 in the amount of $17,500.

         Reference is made to that certain Promissory Note Secured by Stock Pledge Agreement with Rick Linder dated December 22, 2000 in the amount of $17,500.

         Reference is made to that certain Promissory Note Secured by Stock Pledge Agreement with Cameron Miller dated January 11, 2001 in the amount of $5,000.

         The Company has, from time to time, issued shares of its Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock pursuant to Stock Purchase Agreements with investors affiliated with certain members of its Board of Directors as follows:

         SERIES A MARCH 1995

         Kingsbury Capital Partners                  1,550,000
         Kingsbury Capital Partners II               50,000

         SERIES B DECEMBER 1995

         Kingsbury Capital Partners                  917,364
         Kingsbury Capital Partners II               1,363,636

         SERIES C AUGUST 1997

         Kingsbury Capital Partners                  600,000
         Kingsbury Capital Partners II               600,000
         Sorrento Growth Partners I                  960,000
         Sorrento Ventures II                        400,000
         Sorrento Ventures III                       1,200,000
         Sorrento Ventures CE                        240,000

         SERIES D AUGUST 1997

         Kingsbury Capital Partners                  433,407
         Sorrento Growth Partners I                  457,350
         Sorrento Ventures II                        184,457
         Sorrento Ventures III                       544,721
         Sorrento Ventures CE                        113,693
         Vector Later-Stage Equity Fund              2,167,035
         Vector Later-Stage Equity Fund II           2,275,389

         SERIES E JUNE 1998, MARCH & NOVEMBER 2000, JANUARY 2001

         Kingsbury Capital Partners                  64,000
         Kingsbury Capital Partners II               61,000
         Kingsbury Capital Partners III              428,194
         Kingsbury Capital Partners IV               230,566
         Sorrento Growth Partners I                  113,859
         Sorrento Ventures II                        46,951
         Sorrento Ventures III                       140,157
         Sorrento Ventures CE                        28,413
         Vector Later-Stage Equity Fund              160,671
         Vector Later-Stage Equity Fund II           83,349
         Vector Later-Stage Equity Fund II (QP)      250,048

         The Company has issued warrants to purchase up to 49,406 shares of its Series E Preferred Stock to investors affiliated with certain members of its Board of Directors as follows:

         SEPTEMBER 29, 2000

         Kingsbury Capital Partners III              9,881
         Kingsbury Capital Partners IV               23,057
         Vector Later-Stage Equity Fund II           4,117
         Vector Later-Stage Equity Fund II (QP)      12,351

                                   SECTION 2.9

                               REGISTRATION RIGHTS

         Reference is made to a certain warrant for 42,490 shares of Series E Preferred Stock with Silicon Valley Bank dated July 31, 2001. Provided a majority of the Registrable Securities to the Investors' Rights Agreement consent, Silicon Valley Bank will be added as a signatory thereto as required under the terms of the warrant.

                                  SECTION 2.10

          COMPLIANCE WITH LAW; PERMITS; HEALTH-CARE REGULATORY MATTERS

         The Company is aware of certain sales tax deficiencies in connection with the sale of its products in certain states in an aggregate amount which it believes do not exceed $153,000 (the "Sales Tax Deficiencies"). The Sales Tax Deficiencies were incurred in connection with the sale of Company products in states in which the Company did not have resale permits. The Company has collected the Sales Tax Deficiencies and is in the process of securing resale permits.

                                  SECTION 2.12

                                   LITIGATION

         In June 2001, the Company received a letter from an attorney representing American Medical Systems ("AMS") alleging that the Company breached the terms of an exclusive distributorship agreement and demanding payment of approximately $210,000.

         In July 2001, the Company was served with a Writ of Garnishment with respect to GENESIS PHARMACY SERVICES V. FLORIDA CARDIOLOGY AND NUCLEAR MEDICINE GROUP, P.A. ET AL., a case currently pending in Hillsborough County, Florida Civil Court. The plaintiff in the cause of action, Genesis Pharmacy Services ("Genesis"), is seeking approximately $157,600 plus interest from the defendants ("Florida Cardiology"). The Company has not been named as party to the litigation. The Company purchased certain of the assets of Florida Cardiology pursuant to a certain Asset Purchase Agreement executed with the defendants. Through the Writ of Garnishment, Genesis is apparently attempting to determine what funds Florida Cardiology and/or Dr. Kilgore may be owed by the Company. The Company has engaged Florida counsel to assist with the Company's possible involvement in the dispute.

In July 2001, the Company was served notice that MEDICAL MANAGEMENT CONCEPTS, INC. V. DIGIRAD CORPORATION, ET AL. (the "Complaint") had been filed in the United States District Court for the Eastern District of Pennsylvania. The Complaint alleges, among other things, breach of the terms of a certain Services Agreement and Employee Lease Agreement, each dated September 2000 and entered into by and between Digirad Imaging Systems, Inc. and Medical Management Concepts, and seeks recovery of damages in an amount in excess of $150,000, more specifically, approximately $81,000 plus 12.5% of the adjusted Estimated Net Revenue generated from gross sums billed to the Company's mobile nuclear imaging customers from May 1, 2001 to October 31, 2003, as more fully described in the NIS Agreement referenced in Section 2.5 (a) above. The Company has engaged Pennsylvania counsel to assist in responding to the litigation.

                                  SECTION 2.16
                      TITLE TO PROPERTY AND ASSETS; LEASES

         Certain of the Company's assets, including but not limited to, Company equipment and inventory is subject to security interests and liens pursuant to the MMC/GATX Agreement as referenced under Section 2.7 above.

         Certain of the Company's assets, including but not limited to, Company licenses and intellectual property are subject to security interests and liens pursuant to the First Amendment to MMC/GATX Agreement and the Fourth Amendment to MMC/GATX Agreement as referenced under Section 2.7 above.

         Certain of the Company's assets, including but not limited to, Company equipment is subject to security interests and liens pursuant to the Second Amendment to MMC/GATX Agreement and the Third Amendment to MMC/GATX Agreement as referenced under Section 2.7 above.

         Certain of the Company's assets, including but not limited to, Company inventory, goods and equipment are subject to security interests and liens pursuant to the First SVB Agreement as referenced under Section 2.7 above.

         Certain of the Company's assets, including but not limited to, Company equipment, receivables and intellectual property are subject to security interests and liens pursuant to the Second SVB Agreement as referenced under
Section 2.7 above.

         Certain of the Company's assets, including but not limited to, Company equipment is subject to security interests and liens pursuant to the GE Healthcare Agreement as referenced under Section 2.7 above.

         Certain of the Company's assets, including but not limited to, Company accounts and associated items are subject to security interests and liens pursuant to the Heller Healthcare Agreement as referenced under Section 2.7 above.

         Certain of the Company's assets, including but not limited to, Company equipment is subject to security interests and liens pursuant to the MarCap Agreement as referenced under Section 2.7 above.

         Certain of the Company's assets, including but not limited to, Company equipment is subject to security interests and liens pursuant to the DVI Agreement as referenced under Section 2.7 above.

                                  SECTION 2.17
                              FINANCIAL STATEMENTS

         The following are liabilities subsequent to June 30, 2001 individually in excess of $50,000 and in the aggregate in excess of $200,000:

         COMPANY                    DESCRIPTION                        AMOUNT
-----------------------------------------------------------------------------------------
Brobeck, Phleger & Harrison    Legal services                      approximately $210,000

Crown Circuits, Inc.           ***                                                $82,937

Hilger Crystals, Ltd.          ***                                               $127,439

J.W. Marketing Inc.            ***                                               $141,578

Multek, Inc.                   ***                                                $78,854

Newmark Systems                ***                                               $182,294

Nycomed Amersham Imaging       ***                                               $144,884

Segami Corporation             ***                                                $67,090

Supercool Thermoelectric       ***                                                $60,298

Syncor International           ***                                               $194,074

Vista Industrial Products      ***                                               $143,431

                                  SECTION 2.18
                                     CHANGES

         (e) Reference is made to the First SVB Agreement, as amended. See
Section 2.7 above.

         (e), (j) Reference is made to the Second SVB Agreement. See Section 2.7 above. Reference is made to the Fourth Amendment to MMC/GATX Agreement. See
Section 2.7 above.

         (f) Reference is made to the addition of Mr. Brad Nutter to the Company's Board of Directors. In addition, reference is made to the anticipated resignation of Mr. Vincent Burgess from the Company's Board of Directors.

         (h) Reference is made to the replacement of Ms. Joyce Mehrberg with Mr. Gary Atkinson as the Company's Chief Financial Officer and Secretary.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  SECTION 2.19
                             PATENTS AND TRADEMARKS


                                      ***
                                      ***
                                      ***



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                      ***
                                      ***
                                      ***


Registration of "Digirad"

Filed Application.................................................September 6, 1994
Patent Office Action...............................................February 7, 1995
Amended Application filed...........................................August 14, 1995
Patent Office Action.................................................April 23, 1996
Reconsideration requested..............................................July 5, 1996
Appeal filed.......................................................October 18, 1996
Appeal Brief filed................................................December 20, 1996
Examining Attorney's Appeal Brief filed..............................March 10, 1997
Notice of Acceptance of Statement of Use..............................March 2, 1999


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


Registration of "Digirad Imaging Solutions"

Filed Application.....................................................March 6, 2001

Registration of "Notebook Imager"

Application Serial No. 75/202,360 filed...........................November 22, 1996

Registration of "SPECTour"

Application Serial No. 75/799,823 filed..........................September 14, 1999

Registration of "2020TC Imager"

Application Serial No. 75/799,499 filed..........................September 14, 1999

Registration of "Agile"

Application Serial No. 76/064,092 filed................................June 5, 2000


         Reference is made to the QuickSil Agreement. See Section 2.7 above.

         Reference is made to the Ethicon Agreement. See Section 2.7 above.

         Reference is made to the Berkeley License. See Section 2.7 above.

         Reference is made to the Segami Agreement. See Section 2.7 above.

         Reference is made to the SAIC Agreement. See Section 2.7 above.

         Reference is made to the SIG Agreement. See Section 2.7 above.

         Reference is made to the CMS Agreement. See Section 2.7 above.

         Reference is made to the CDS Agreement. See Section 2.7 above.

         Reference is made to the QAD Agreement. See Section 2.7 above.

         Reference is made to the First Amendment to MMC/GATX Agreement. See
Section 2.7 above.

         Reference is made to the Fourth Amendment to MMC/GATX Agreement. See
Section 2.7 above.

         Reference is made to the First SVB Agreement. See Section 2.7 above.

         Reference is made to the Second SVB Agreement. See Section 2.7 above.

                                  SECTION 2.20
                       MANUFACTURING AND MARKETING RIGHTS

         Reference is made to that certain Quicksil Agreement. See Section 2.7 above.
         Reference is made to the D&S Agreements. See Section 2.7 above.

                                  SECTION 2.21
                        EMPLOYEES; EMPLOYEE COMPENSATION

         Reference is made to the Company's 401k Retirement Plan, 125 Plan and 2001 Leadership Bonus Plan (collectively, the "Company Benefit Plans").

         Reference is made to the Kilgore Employment Agreement. See Section 2.7 above.

         Reference is made to the Mehrberg Separation Agreement. See Section 2.7 above.
                                  SECTION 2.23
                      TAX RETURNS, PAYMENTS, AND ELECTIONS

         The Company was audited by the California Franchise Tax Board for 1993, 1994 and 1995 in routine examinations. No deficiencies were noted.

         The Company paid a $1,180.31 penalty assessed against it by the IRS for a tax deficiency that occurred in 1991.

         Reference is made to the Sales Tax Deficiencies.

                                  SECTION 2.29
                                      ERISA

         Reference is made to the Company Benefit Plans. See Section 2.21 above.

         Reference is made to the Company's medical and dental insurance, long term disability, paid time off, and Stock Option Plans.

         Reference is made to the Mehrberg Separation Agreement. See Section 2.7 above.

                                    EXHIBIT A

                                                         IMMEDIATELY EXERCISABLE

                               DIGIRAD CORPORATION
                            STOCK PURCHASE AGREEMENT

         AGREEMENT made as of this ___ day of ___________, 19__, by and among Digirad Corporation, (the "Corporation"), _____________________, the holder of a stock option (the "Optionee") under the Corporation's 1997 Stock Option/Stock Issuance Plan and _______________, the Optionee's spouse.

         I.       EXERCISE OF OPTION

                  1.1 EXERCISE. Optionee hereby purchases ______________ shares ("Purchased Shares") of the Corporation's common stock ("Common Stock") pursuant to that certain option ("Option") granted Optionee on _____________, 19___ ("Grant Date") to purchase up to ____________ shares of the Common Stock ("Total Purchasable Shares") under the Corporation's 1997 Stock Option/Stock Issuance Plan (the "Plan") at an option price of $__________ per share ("Option Price").

                  1.2 PAYMENT. Concurrently with the delivery of this Agreement to the Corporate Secretary of the Corporation, Optionee shall pay the Option Price for the Purchased Shares in accordance with the provisions of the agreement between the Corporation and Optionee evidencing the Option (the "Option Agreement") and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

                  1.3 DELIVERY OF CERTIFICATES. The certificates representing the Purchased Shares hereunder shall be held in escrow by the Corporate Secretary of the Corporation in accordance with the provisions of Article VII.

                  1.4 SHAREHOLDER RIGHTS. Until such time as the Corporation actually exercises its repurchase right, rights of first refusal or special purchase right under this Agreement, Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow under Article VII, subject, however, to the transfer restrictions of Article IV.

         II.      SECURITIES LAW COMPLIANCE

                  2.1 EXEMPTION FROM REGISTRATION. The Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are accordingly being issued to Optionee in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby acknowledges previous receipt of a copy of the documentation for such Plan in the form of Exhibit C to the Notice of Grant of Stock Option (the "Grant Notice") accompanying the Option Agreement.

                  2.2 RESTRICTED SECURITIES.

                  A. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act.

                  B. Upon the expiration of the ninety (90)-day period immediately following the date on which the Corporation first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Purchased Shares, to the extent vested under Article V, may be sold (without registration) pursuant to the applicable requirements of Rule 144. If Optionee is at the time of such sale an affiliate of the Corporation for purposes of Rule 144 or was such an affiliate during the preceding three (3) months, then the sale must comply with all the requirements of Rule 144 (including the volume limitation on the number of shares sold, the broker/market-maker sale requirement and the requisite notice to the Securities and Exchange Commission); however, the two (2)-year holding period requirement of the Rule will not be applicable. If Optionee is not at the time of the sale an affiliate of the Corporation nor was such an affiliate during the preceding three (3) months, then none of the requirements of Rule 144 (other than the broker/market-maker sale requirement for Purchased Shares held for less than three (3) years following payment in cash of the Option Price therefor) will be applicable to the sale.

                  C. Should the Corporation not become subject to the reporting requirements of the Exchange Act, then Optionee may, provided he/she is not at the time an affiliate of the Corporation (nor was such an affiliate during the preceding three (3) months), sell the Purchased Shares (without registration) pursuant to paragraph (k) of Rule 144 after the Purchased Shares have been held for a period of three (3) years following the payment in cash of the Option Price for such shares.

                  2.3 DISPOSITION OF SHARES. Optionee hereby agrees that Optionee shall make no disposition of the Purchased Shares (other than a permitted transfer under paragraph 4.1) unless and until there is compliance with all of the following requirements:

                           (a) Optionee shall have notified the Corporation of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition.

                           (b) Optionee shall have complied with all require-ments of this Agreement applicable to the disposition of the Purchased Shares.

                           (c) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

                           (d) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares pursuant to the provisions of the Commissioner Rules identified in paragraph 2.5.

                  The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Article II nor (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

                  2.4 RESTRICTIVE LEGENDS. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legends, including one or more of the following legends:

                  (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a 'no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

                  (ii) "The shares represented by this certificate are unvested and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated ____________, 19 __ between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). Such agreement grants certain repurchase rights and rights of first refusal to the Corporation (or its assignees) upon the sale, assignment, transfer, encumbrance or other disposition of the Corporation's shares or upon termination of service with the Corporation. The Corporation will upon written request furnish a copy of such agreement to the holder hereof without charge."

                  III. SPECIAL TAX ELECTION

                  3.1 SECTION 83(b) ELECTION APPLICABLE TO THE EXERCISE OF A NON-STATUTORY STOCK OPTION. If the Purchased Shares are acquired hereunder pursuant to the exercise of a non-statutory stock option, as specified in the Grant Notice, then the Optionee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Option Price paid for such shares will be reportable as ordinary income on such lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right provided under Article V of this Agreement. Optionee understands that he/she may elect under Section 83(b) of the Code to be taxed at the time the Purchased Shares are acquired hereunder, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Purchased Shares at the date of this Agreement equals the Option Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. OPTIONEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

                  3.2 CONDITIONAL SECTION 83(b) ELECTION APPLICABLE TO THE EXERCISE OF AN INCENTIVE STOCK OPTION. If the Purchased Shares are acquired hereunder pursuant to the exercise of an incentive stock option under the Federal tax laws, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

                           A. For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

                           B. The excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (ii) the Option Price paid for the Purchased Shares will be includible in the Optionee's taxable income for alternative minimum tax purposes.

                           C. If the Optionee makes a disqualifying disposition of the Purchased Shares, then the Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of
         (i) the fair market value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (ii) the Option Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

                           D. For purposes of the foregoing, the term
         "forfeiture restrictions" will include the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right provided under Article V of this Agreement. The term "disqualifying disposition" means any sale or other disposition (1/) of the Purchased Shares within two (2) years after the Grant Date or within one (1) year after the execution date of this Agreement.

                           E. In the absence of final Treasury Regulations relating to incentive stock options, it is not certain whether the Optionee may, in connection with the exercise of the Option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under Section 83(b) of the Code which would limit
         (I) the Optionee's alternative minimum taxable income upon exercise and
         (II) the Optionee's ordinary income upon a disqualifying disposition, to the excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised over (ii) the Option Price paid for the Purchased Shares. THE APPROPRIATE FORM FOR MAKING SUCH A PROTECTIVE ELECTION IS ATTACHED AS EXHIBIT II TO THIS AGREEMENT AND MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN THIRTY (30) DAYS AFTER THE DATE OF THIS AGREEMENT. HOWEVER, SUCH ELECTION IF PROPERLY FILED WILL ONLY BE ALLOWED TO THE EXTENT THE FINAL TREASURY REGULATIONS PERMIT SUCH A PROTECTIVE ELECTION.

                  3.3 OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER
SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF. This filing should be made by registered or certified mail, return receipt requested, and Optionee must retain two (2) copies of the completed form for filing with his or her State and Federal tax returns for the current tax year and an additional copy for his or her records.

         IV.      TRANSFER RESTRICTIONS

                  4.1 RESTRICTION ON TRANSFER. Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Corporation's Repur-chase Right under Article V. In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise made the subject of disposition in contravention of the Corporation's First Refusal Right under Article VI. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Purchased Shares made to the Optionee's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Optionee or the Optionee's spouse or issue, PROVIDED AND ONLY if the Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to the Optionee's will or the laws of intestate succession or (iii) a



-----------------
         (1/) Generally, a disposition of shares purchased under an incentive stock option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the Optionee's spouse, a transfer into joint ownership with right of survivorship if Optionee remains one of the joint owners, a pledge, a transfer by bequest or inheritance or certain tax free exchanges permitted under the Code.

transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by the Optionee in connection with the acquisition of the Purchased Shares.

                  4.2 TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in paragraph 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) both the Corporation's Repurchase Right and the Corporation's First Refusal Right granted hereunder and (ii) the market stand-off provisions of paragraph 4.4, to the same extent such shares would be so subject if retained by the Optionee.

                  4.3 DEFINITION OF OWNER. For purposes of Articles IV, V, VI and VII of this Agreement, the term "Owner" shall include the Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Optionee in accordance with paragraph 4.1.

                  4.4 MARKET STAND-OFF PROVISIONS.

                  A. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters; PROVIDED, however, that in no event shall such period exceed one hundred-eighty (180) days. The limitations of this paragraph 4.4 shall remain in effect for the two-year period immediately following the effective date of the Corporation's initial public offering and shall thereafter terminate and cease to have any force or effect.

                  B. Owner shall be subject to the market stand-off provisions of this paragraph 4.4 PROVIDED AND ONLY IF the officers and directors of the Corporation are also subject to similar arrangements.

                  C. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock effected as a class without receipt of considera-tion, then any new, substituted or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this paragraph 4.4, to the same extent the Purchased Shares are at such time covered by such provisions.

                  D. In order to enforce the limitations of this paragraph 4.4, the Corporation may impose stop-transfer instruc-tions with respect to the Purchased Shares until the end of the applicable stand-off period.

         V.       REPURCHASE RIGHT

                  5.1 GRANT. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date the Optionee ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Option Price all or (at the discretion of the Corporation and with the consent of the Optionee) any portion of the Purchased Shares in which the Optionee has not acquired a vested interest in accordance with the vesting provisions of paragraph 5.3 (such shares to be hereinafter called the "Unvested Shares"). For purposes of this Agreement, the Optionee shall be deemed to remain in Service for so long as the Optionee continues to render periodic services to the Corporation or any parent or subsidiary corporation, whether as an employee, a non-employee member of the board of directors, or an independent contractor or consultant.

                  5.2 EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable sixty (60)-day period specified in paragraph 5.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with paragraph 7.3 or from Owner as herein provided), pay to Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Option Price previously paid for the Unvested Shares which are to be repurchased.

                  5.3 TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph 5.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Purchased Shares in which the Optionee vests in accordance with the vesting schedule specified in the Grant Notice. All Purchased Shares as to which the Repurchase Right lapses shall, however, continue to be subject to (i) the First Refusal Right of the Corporation and its assignees under Article VI, (ii) the market stand-off provisions of paragraph 4.4 and (iii) the Special Purchase Right under
Article VIII.

                  5.4 AGGREGATE VESTING LIMITATION. If the Option is exercised in more than one increment so that the Optionee is a party to one or more other Stock Purchase Agreements ("Prior Purchase Agreements") which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which the Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which the Optionee would otherwise at the time be vested, in accordance with the vesting provisions of paragraph 5.3, had all the Purchased Shares been acquired exclusively under this Agreement.

                  5.5 FRACTIONAL SHARES. No fractional shares shall be repurchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting provisions of paragraph 5.3) at the time the Optionee ceases Service, then such fractional share shall be added to any fractional share in which the Optionee is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

                  5.6 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares and Total Purchasable Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

                  5.7 CORPORATE TRANSACTION.

                  A. The Repurchase Rights shall automatically terminate and cease to be exercisable upon the consummation of any Corporate Transaction, provided that such repurchase right shall not terminate if and to the extent the Repurchase Rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

                  B. Repurchase rights which are assigned in connection with a Corporate Transaction shall be exercisable with respect to the property issued to the Optionee upon consummation of such Corporate Transaction in exchange for the Common Stock held by the Optionee subject to the repurchase rights immediately prior to the Corporate Transaction.

                  C. Any Repurchase Rights which are assigned in a Corporate Transaction and do not otherwise become vested at that time, shall automatically terminate and cease to be exercisable in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within twenty-four (24) months following the effective date of such Corporate Transaction.

                  D. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         VI.      RIGHT OF FIRST REFUSAL

                  6.1 GRANT. The Corporation is hereby granted rights of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares in which the Optionee has vested in accordance with the vesting provisions of Article V. For purposes of this Article VI, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Purchased Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 4.1.

                  6.2 NOTICE OF INTENDED DISPOSITION. In the event the Owner desires to accept a bona fide third-party offer for the transfer of any or all of the Purchased Shares (the shares subject to such offer to be hereinafter called the "Target Shares"), Owner shall promptly (i) deliver to the Corporate Secretary of the Corporation written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles II and IV of this Agreement.

                  6.3 EXERCISE OF RIGHT. The Corporation shall, for a period of forty-five (45) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the forty-five (45)-day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Corporation (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Corporation the certificates repre-senting the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and delivered to the Corporation for purchase. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Corporation (or its assignees) cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Corporation (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Corporation. The closing shall then be held on the later of
(i) the tenth business day following delivery of the Exercise Notice or (ii) the tenth business day after such cash valuation shall have been made.

                  6.4 NON-EXERCISE OF RIGHT. In the event the Exercise Notice is not given to Owner within forty-five (45) days following the date of the Corporation's receipt of the Dis-position Notice, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Article II of this Agreement. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and surrendered to the Owner. The third-party offeror shall acquire the Target Shares free and clear of the Corporation's Repurchase Right under Article V and the Corporation's First Refusal Right hereunder, but the acquired shares shall remain subject to (i) the securities law restrictions of paragraph 2.2(a) and
(ii) the market stand-off provisions of paragraph 4.4. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the Corporation's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with paragraph 6.7.

                  6.5 PARTIAL EXERCISE OF RIGHT. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

                                    (i)     sale or other disposition of all the
         Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph 6.4, as if the Corporation did not exercise the First Refusal Right hereunder; or

                                    (ii)    sale to the Corporation (or its
         assignees) of the portion of the Target Shares which the Corporation (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph 6.3.

                  Failure of Owner to deliver timely notification to the Corporation under this paragraph 6.5 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

                  6.6 RECAPITALIZATION/MERGER.

                  (a) In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Corporation's

First Refusal Right hereunder, but only to the extent the Purchased Shares are at the time covered by such right.

                  (b) In the event of any of the following transactions:

                                            (i)      a merger or consolidation
         in which the Corporation is not the surviving entity,

                                            (ii)     a sale, transfer or other
         disposition of all or substantially all of the Corporation's assets,

                                            (iii)    a reverse merger in which
         the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to person or persons other than those who held such securities immediately prior to the merger, or

                                            (iv)     any transaction effected
         primarily to change the State in which the Corporation is incorporated, or to create a holding company structure,

                  the Corporation's First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the transaction but only to the extent the Purchased Shares are at the time covered by such right.

            6.7 LAPSE. The First Refusal Right under this Article VI shall lapse and cease to have effect upon the earliest to occur of (i) the first date on which shares of the Corporation's Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Corporation's Board of Directors that a public market exists for the outstanding shares of the Corporation's Common Stock, or (iii) a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Corporation's Common Stock in the aggregate amount of at least $5,000,000. However, the market stand-off provisions of paragraph 4.4 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

     VII.     ESCROW

              7.1 DEPOSIT. Upon issuance, the certificates for any Unvested Shares purchased hereunder shall be deposited in escrow with the Corporate Secretary of the Corporation- to be held in accordance with the provisions of this Article VII. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporate Secretary pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with paragraph 7.3. Upon delivery of the certificates (or other assets and securities) to the Corporate Secretary of the Corporation, the Owner shall be issued an instrument of deposit acknowledging the number of Unvested Shares
(or other assets and securities) delivered in escrow.

                  7.2 RECAPITALIZATION. All regular cash dividends on the Unvested Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Corporate Secretary to be held in escrow under this Article VII, but only to the extent the Unvested Shares are at the time subject to the escrow requirements of paragraph 7.1.

                  7.3 RELEASE/SURRENDER. The Unvested Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

                                    (i)     Should the Corporation (or its
         assignees) elect to exercise the Repurchase Right under Article V with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Corporation concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Option Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares).

                                    (ii)    Should the Corporation (or its
         assignees) elect to exercise its First Refusal Right under Article VI with respect to any vested Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall, concurrently with the payment of the paragraph 6.3 purchase price for such Target Shares to the Owner, be surrendered to the Corporation, and the Owner shall cease to have any further rights or claims with respect to such Target Shares (or other assets or securities).

                                    (iii)   Should the Corporation (or its
         assignees) elect not to exercise its First Refusal Right under Article VI with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Owner for disposition in accordance with provisions of paragraph 6.4.

                                    (iv)    As the interest of the Optionee in
         the Unvested Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article V, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

                                            a.       The initial release of
                  vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following the expiration of the initial twelve (12)-month period measured from the Grant Date.

                                            b.       Subsequent releases of
                  vested shares (or other vested assets and securities) from escrow shall be effected at semi-annual intervals thereafter, with the first such semi-annual release to occur eighteen (18) months after the Grant Date.

                                            c.       Upon the Optionee's
                  cessation of Service, any escrowed Purchased Shares (or other assets or securities) in which the Optionee is at the time vested shall be promptly released from escrow.

                                            d.       Upon any earlier
                  termination of the Corporation-'s Repurchase Right in accordance with the applicable provisions of Article V, any Purchased Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully-vested shares or other property.

                                    (v)     All Purchased Shares (or other
         assets or securities) released from escrow in accordance with the provisions of subparagraph (iv) above shall nevertheless remain subject to (I) the Corporation's First Refusal Right under Article VI until such right lapses pursuant to paragraph 6.7, (II) the market stand-off provisions of paragraph 4.4 until such provisions terminate in accordance therewith and (III) the Special Purchase Right under Article VIII.

         VIII.  MARITAL DISSOLUTION OR LEGAL SEPARATION

                  8.1 GRANT. In connection with the dissolution of the Optionee's marriage or the legal separation of the Optionee and the Optionee's spouse, the Corporation shall have the right (the "Special Purchase Right"), exercisable at any time during the thirty (30)-day period following the Corporation's receipt of the required Dissolution Notice under paragraph 8.2, to purchase from the Optionee's spouse, in accordance with the provisions of paragraph 8.3, all or any portion of the Purchased Shares which would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such shares.

                  8.2 NOTICE OF DECREE OR AGREEMENT. The Optionee shall promptly provide the Secretary of the Corporation with written notice (the "Dissolution Notice") of (i) the entry of any judicial decree or order resolving the property rights of the Optionee and the Optionee's spouse in connection with their marital dissolu-tion or legal separation or (ii) the execution of any contract or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between the Optionee and the Optionee's spouse which provides for the award to the spouse of one or more Purchased Shares in settlement of any community property or other marital property rights such spouse may have in such shares.

                  8.3 EXERCISE OF SPECIAL PURCHASE RIGHT. The Special Purchase Right shall be exercisable by delivery of written notice (the "Purchase Notice") to the Optionee and the Optionee's spouse within thirty (30) days after the Corporation's receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of shares to be purchased by the Corporation, the date such purchase is to be effected (such date to be not less than five (5) business days, nor more than ten (10) business days, after the date of the Purchase Notice), and the fair market value to be paid for such Purchased Shares. The Optionee (or the Optionee's spouse, to the extent such spouse has physical possession of the Purchased Shares) shall, prior to the close of business on the date specified for the purchase, deliver to the Corporate Secretary of the Corporation the certificates representing the shares to be purchased, each certificate to be properly endorsed for transfer. To the extent any of the shares to be purchased by the Corporation are at the time held in escrow under
Article VII, the certificates for such shares shall be promptly delivered out of escrow to the Corporation. The Corporation shall, concurrently with the receipt of the stock certificates, pay to the Optionee's spouse (in cash or cash equivalents) an amount equal to the fair market value specified for such shares in the Purchase Notice.

                   If the Optionee's spouse does not agree with the fair market value specified for the shares in the Purchase Notice, then the spouse shall promptly notify the Corporation in writing of such disagreement and the fair market value of such shares shall thereupon be determined by an appraiser of recognized standing selected by the Corporation and the spouse. If they cannot agree on an appraiser within twenty (20) days after the date of the Purchase Notice, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing whose appraisal shall be determinative of such value. The cost of the appraisal shall be shared equally by the Corporation and the Optionee's spouse. The closing shall then be held on the fifth business day following the completion of such appraisal; provided, however, that if the appraised value is more than fifteen percent (15%) greater than the fair market value specified for the shares in the Purchase Notice, the Corporation shall have the right, exercisable prior to the expiration of such five (5)-business-day period, to rescind the exercise of the Special Purchase Right and thereby revoke its election to purchase the shares awarded to the spouse.

                  8.4 LAPSE. The Special Purchase Right under this Article VIII shall lapse and cease to have effect upon the earlier to occur of (i) the first date on which the First Refusal Right under Article VI lapses or (ii) the expiration of the thirty (30)-day exercise period specified in paragraph 8.3, to the extent the Special Purchase Right is not timely exercised in accordance with such paragraph.

         IX.      GENERAL PROVISIONS

                  9.1 ASSIGNMENT. The Corporation may assign its Repurchase Right under Article V, its First Refusal Right under Article VI and/or its Special Purchase Right under Article VIII to any person or entity selected by the Corporation's Board of Directors, including (without limitation) one or more shareholders of the Corporation.

                   If the assignee of the Repurchase Right is other than a one hundred percent (100%) owned subsidiary corporation of the Corporation or the parent corporation owning one hundred percent (100%) of the Corporation, then such assignee must make a cash payment to the Corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of (i) the fair market value of the Unvested Shares at the time subject to the assigned Repurchase Right over (ii) the aggregate repurchase price payable for the Unvested Shares thereunder.

                  9.2 DEFINITIONS. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                                    (i)     Any corporation (other than the
         Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                    (ii)    Each corporation (other than the
         Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  9.3 NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason whatsoever, with or without cause.

                  9.4 NOTICES. Any notice required in connection with (i) the Repurchase Right, the Special Purchase Right or the First Refusal Right or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 9.4 to all other parties to this Agreement.

                  9.5 NO WAIVER. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Right granted under
Article V, or the failure of the Corporation (or its assignees) in any instance to exercise the First Refusal Right granted under Article VI, or the failure of the Corporation (or its assignees) in any instance to exercise the Special Purchase Right granted under Article VIII shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Optionee or the Optionee's spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                  9.6 CANCELLATION OF SHARES. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

         X.       MISCELLANEOUS PROVISIONS

                  10.1 OPTIONEE UNDERTAKING. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

                  10.2 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

                  10.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws rules.

                  10.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  10.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee and the Optionee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

                  10.6 POWER OF ATTORNEY. Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.







                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


                                    DIGIRAD CORPORATION


                                    By:
                                             ----------------------------------
                                    Title:
                                             ----------------------------------
                                    Address:
                                             ----------------------------------

                                            -----------------------------------



                                            -----------------------------------
                                                         Optionee (*/)

                           Address:
                                            -----------------------------------

                                            -----------------------------------

         The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consider-ation of the Corporation's granting the Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including (specifically) the right of the Corporation (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.


                                            -----------------------------------
                                            Optionee's Spouse

                           Address:
                                            -----------------------------------

                                            -----------------------------------



----------------------
(*/) I have executed the Section 83(b) election that was attached hereto as an Exhibit. As set forth in Article III, I understand that I, and NOT the Corporation, will be responsible for completing the form and filing the election with the appropriate office of the Federal and State tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I will not be entitled to the tax benefits provided by Section 83(b).

                                    EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

                  FOR VALUE RECEIVED _____________ hereby sell(s), assign(s) and transfer(s) unto Digirad Corporation (the "Corporation"), _____________(_______) shares of the Common Stock of the Corporation standing in his\her name on the books of the Corporation represented by Certificate No.__________________ and do hereby irrevocably constitute and appoint __________________ as Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises. Dated:___________________


                                   Signature _____________________________











INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise its Repurchase Right set forth in the Agreement without requiring additional signatures on the part of the Optionee.

                                                               REPURCHASE RIGHTS

                                   EXHIBIT II

                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)      The taxpayer who performed the services is:

         Name:
         Address:
         Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ______________ shares of the common stock of Digirad Corporation.

(3)      The property was issued on ______________, 19___.

(4) The taxable year in which the election is being made is the calendar year 19 .

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of annual and monthly installments over a four year period ending on ___________, 19___.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $________ per share.

(7)      The amount paid for such property is $___________ per share.

(8) A copy of this statement was furnished to Digirad Corporation for whom taxpayer rendered the services underlying the transfer of property.

(9)      This statement is executed as of: ____________________.


_________________________         ___________________________
Spouse (if any)...                      Taxpayer

This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within 30 days after the execution date of the Stock Purchase Agreement.

         SPECIAL PROTECTIVE ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE WITH RESPECT TO PROPERTY ACQUIRED UPON EXERCISE OF AN INCENTIVE STOCK OPTION


The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Code. Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

         1. The purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restric-tions applicable to such shares. The election is to be effective to the full extent permitted under the Internal Revenue Code.

         2. Section 421(a)(1) of the Code expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a "disqualifying disposition" of the shares, within the meaning of Section 421(b) of the Code, which would otherwise render the provisions of Section 83(a) of the Code applicable at that time. Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares. Since Section 421(a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election.

This form should be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within 30 days after the execution date of the Stock Purchase Agreement.

         NOTE: PAGE 2 SHOULD BE ATTACHED ONLY IF YOU ARE EXERCISING AN INCENTIVE STOCK OPTION.

                                    EXHIBIT B

                               DIGIRAD CORPORATION
                             STOCK OPTION AGREEMENT


                                    RECITALS

         A. The Board of Directors of the Corporation has adopted the Digirad Corporation 1997 Stock Option/Stock Issuance Plan (the "Plan") for the purpose of attracting and retaining the services of persons who contribute to the growth and financial success of the Corporation.

         B. Optionee is a person who the Plan Administrator believes has and will contribute to the growth and financial success of the Corporation and this Agreement is executed pursuant to and is intended to carry out the purposes of the Plan.


                                    AGREEMENT

         NOW, THEREFORE, it is hereby agreed as follows:

         1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Grant Notice. Capitalized terms used herein which are not otherwise defined shall have the meaning ascribed to such terms in the Plan.

         2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5, 6 or 17.

         3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

         4. DATES OF EXERCISE. This option may not be exercised in whole or in part at any time prior to the time the Plan is approved by the Corporation's shareholders in accordance with Paragraph 17. Provided such shareholder approval is obtained, this option shall thereupon become exercisable for the Option Shares in one or more installments as is specified in the Grant Notice. As the option becomes exercisable in one or more installments, the installments shall accumulate and the option shall remain exercisable for such installments until the Expiration Date or the sooner termination of the option term under Paragraph 5 or Paragraph 6 of this Agreement.

         5. SPECIAL TERMINATION OF OPTION TERM. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should any of the following provisions become applicable:

                                    (i)     Except as otherwise provided in
         subparagraph (ii) or (iii) below, should Optionee cease to remain in Service while this option is outstanding, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                                    (ii)    Should Optionee die while this
         option is outstanding, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (A) the expiration of the twelve (12) month period measured from the date of Optionee's death or (B) the Expiration Date. Upon the expiration of such twelve (12) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                                    (iii)   Should Optionee become permanently
         disabled and cease by reason thereof to remain in Service while this option is outstanding, then the Optionee shall have a period of twelve
         (12) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date. Optionee shall be deemed to be permanently disabled if Optionee is unable to engage in any substantial gainful activity for the Corporation or the parent or subsidiary corporation retaining his/her services by reason of any medically determinable physical or mental impairment, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                                    (iv)    During the limited period of
         exercisability applicable under subparagraph (i), (ii) or (iii) above, this option may be exercised for any or all of the Option Shares for which this option is, at the time of the Optionee's cessation of Service, exercisable in accordance with the exercise schedule specified in the Grant Notice and the provisions of Paragraph 6 of this Agreement.

                                    (v)     For purposes of this Paragraph 5 and
         for all other purposes under this Agreement:

                 A. The Optionee shall be deemed to remain in Service for so long as the Optionee continues to render periodic services to the Corporation or any parent or subsidiary corporation, whether as an Employee, a non-employee member of the board of directors, or an independent contractor or consultant.

                  B. The Optionee shall be deemed to be an Employee of the Corporation and to continue in the Corporation's employ for so long as the Optionee remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                  C. A corporation shall be considered to be a subsidiary corporation of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  D. A corporation shall be considered to be a parent corporation of the Corporation if it is a member of an unbroken chain ending with the Corporation, provided each such corporation in the chain (other than the Corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         6.       EFFECT OF CORPORATE TRANSACTION.

                  A. Optionee shall automatically vest in full with respect to all of the Option Shares in the event of a Corporate Transaction so that each such option shall, immediately prior to the effective date of the Corporate Transaction, may be exercised for any or all of the Option Shares as fully-vested shares of Common Stock, provided that the Option Shares shall not automatically vest in full if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                  B. To the extent not previously exercised, this Option shall terminate and cease to be exercisable upon the consummation of a Corporate Transaction unless it is expressly assumed by the successor corporation or parent thereof.

                  C. Option Shares available under any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, shall automatically vest in full in the event the Optionee's Service should subsequently terminated by reason of an Involuntary Termination within twenty-four (24) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

                  D. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7.       EFFECT OF CHANGE IN CONTROL

                  In the event of any Change in Control, Optionee shall automatically vest in full with respect to all Option Shares so that each such option shall, immediately prior to the effective date of the Change in Control, be fully exercisable for any or all of Option Shares as fully-vested shares of Common Stock.

         8.       ADJUSTMENT IN OPTION SHARES.

                  A. In the event any change is made to the Corporation's outstanding Common Stock by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number of Option Shares subject to this option, (ii) the number of Option Shares for which this option is to be exercisable from and after each installment date specified in the Grant Notice and (iii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                  B. If this option is to be assumed in connection with a Corporate Transaction described in Paragraph 6 or is otherwise to remain outstanding, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

         9. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price.

         10.      MANNER OF EXERCISING OPTION.

                  A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                                            (i)      Execute and deliver to the
         Secretary of the Corporation a stock purchase agreement (the "Purchase Agreement") in substantially the form of Exhibit B to the Grant Notice.

                                            (ii)     Pay the aggregate Option
         Price for the purchased shares in one or more forms approved under the Plan.

                                            (iii)    Furnish to the Corporation
         appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

                  B. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Purchase Agreement shall have been delivered to the Corporation, and the fair market value of a share of Common Stock on any relevant date shall be determined in accordance with subparagraphs (i) through (iii) below:

                                            (i)      If the Common Stock is not
         at the time listed or admitted to trading on any stock exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                                            (ii)     If the Common Stock is at
         the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                                            (iii)    If the Common Stock at the
         time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the value determined pursuant to subparagraphs (i) and
         (ii) above does not accurately reflect the fair market value of the Common Stock, then such fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

                  C. As soon after the Exercise Date as practical, the Corporation shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto.

                  D. In no event may this option be exercised for any fractional shares.

         11.      COMPLIANCE WITH LAWS AND REGULATIONS.

                  A. The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

                  B. In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and State securities laws.

         12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

         13.      LIABILITY OF CORPORATION.

                  A. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of
Article IV, Section 3, of the Plan.

                  B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

         14. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         15. LOANS. The Plan Administrator may, in its absolute discretion and without any obligation to do so, assist the Optionee in the exercise of this option by (i) authorizing the extension of a loan to the Optionee from the Corporation or (ii) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

         16. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

         17. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

         18. SHAREHOLDER APPROVAL. The grant of this option is subject to approval of the Plan by the Corporation's shareholders within twelve (12) months after the adoption of the Plan by the Board of Directors. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, THIS OPTION MAY NOT BE EXERCISED IN WHOLE OR IN PART UNTIL SUCH SHAREHOLDER APPROVAL IS OBTAINED. In the event that such shareholder approval is not obtained, then this option shall thereupon terminate in its entirety and the Optionee shall have no further rights to acquire any Option Shares hereunder.

         19. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK OPTION. In the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                  A. This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or (ii) more than one (1) year after the date the Optionee ceases to be an Employee by reason of permanent disability.

                  B. Should this option be designated as immediately exercisable in the Grant Notice, then this option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Corporation's Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Corporation's Common Stock for which this option or one or more other incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or its parent or subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion will first become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18.B would not be contravened.

                  C. Should this option be designated as exercisable in installments in the Grant Notice, then no installment under this option (whether annual or monthly) shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Corporation's Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Corporation's Common Stock for which one or more other incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary corporation) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

         20. WITHHOLDING. Optionee hereby agrees to make appropriate arrangements with the Corporation or parent or subsidiary corporation employing Optionee for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

                                    EXHIBIT C

                            INDEMNIFICATION AGREEMENT

         THIS AGREEMENT is made and entered into this ____ day of _______, 19__ between DIGIRAD CORPORATION., a Delaware corporation ("Corporation"), and _____________________________ ("Director").

                                    RECITALS:

         A. Director, a member of the Board of Directors of Corporation, performs a valuable service in such capacity for Corporation; and

         B. The stockholders of Corporation have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers, directors, agents and employees of Corporation to the maximum extent authorized by
Section 145 of the Delaware General Corporation Law, as amended (the "Law");
and

         C. The Bylaws and the Law, by their non-exclusive nature, permit contracts between Corporation and the members of its Board of Directors with respect to indemnification of such directors; and

         D. In accordance with the authorization as provided by the Law, Corporation may from time to time purchase and maintain a policy or policies of Directors and Officers Liability Insurance ("D & O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of services as directors and officers of Corporation; and

         E. As a result of developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent and overall desirability of protection afforded members of the Board of Directors by such D & O Insurance, if any, and by statutory and bylaw indemnification provisions; and

         F. In order to induce Director to continue to serve as a member of the Board of Directors of Corporation, Corporation has determined and agreed to enter into this contract with Director;

         NOW, THEREFORE, in consideration of Director's continued service as a director after the date hereof, the parties hereto agree as follows:

         1. INDEMNITY OF DIRECTOR. Corporation hereby agrees to hold harmless and indemnify Director to the fullest extent authorized or permitted by the provisions of the Law, as may be amended from time to time.

         2. ADDITIONAL INDEMNITY. Subject only to the exclusions set forth in Section 3 hereof, Corporation hereby further agrees to hold harmless and indemnify Director:

         (a) against any and all expenses (including attorneys' fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

         (b) otherwise to the fullest extent as may be provided to Director by Corporation under the non-exclusivity provisions of the Bylaws of Corporation and the Law.

         3. LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 2 hereof shall be paid by Corporation:

         (a) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which the Director is indemnified pursuant to Section 1 hereof or pursuant to any D & O Insurance purchased and maintained by Corporation;

         (b) in respect of remuneration paid to Director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

         (c) on account of any action, suit or proceeding in which judgment is rendered against Director for an accounting of profits made from the purchase or sale by Director of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

         (d) on account of Director's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

         (e) on account of Director's conduct which is the subject of an action, suit or proceeding described in Section 7(c)(ii) hereof;

         (f) on account of or arising in response to any action, suit or proceeding (other than an action, suit or proceeding referred to in Section 8(b) hereof) initiated by Director or any of Director's affiliates against Corporation or any officer, director or stockholder of Corporation unless such action, suit or proceeding was authorized in the specific case by action of the Board of Directors of Corporation;

         (g) on account of any action, suit or proceeding to the extent that Director is a plaintiff, a counter-complainant or a cross-complainant therein (other than an action, suit or proceeding permitted by Section 3(f) hereof); or

         (h) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both Corporation and Director have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

         4. CONTRIBUTION. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Director for any reason other than those set forth in paragraphs (b) through (g) of Section 3, then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is or is alleged to be jointly liable with Director (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Director in such proportion as is appropriate to reflect
(i) the relative benefits received by Corporation on the one hand and Director on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Director on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Director on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

         5. CONTINUATION OF OBLIGATIONS. All agreements and obligations of Corporation contained herein shall continue during the period Director is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director was serving Corporation or such other entity in any capacity referred to herein.

         6.       NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty
(30) days after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies Corporation of the commencement thereof:

         (a) Corporation will be entitled to participate therein at its own expense;

         (b) except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Director. After notice from Corporation to Director of its election to assume the defense thereof, Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ his own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between Corporation and Director in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Director's separate counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Director shall have made the conclusion provided for in (ii) above; and

         (c) Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty, out-of-pocket liability, or limitation on Director without Director's written consent. Neither Corporation nor Director will unreasonably withhold its or his consent to any proposed settlement.

         7.       ADVANCEMENT AND REPAYMENT OF EXPENSES.

         (a) In the event that Director employs his own counsel pursuant to Section 6(b)(i) through (iii) above, Corporation shall advance to Director, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten
(10) days after receiving copies of invoices presented to Director for such expenses.

         (b) Director agrees that Director will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Director is not entitled, under the provisions of the Law, the Bylaws, this Agreement or otherwise, to be indemnified by Corporation for such expenses.

         (c) Notwithstanding the foregoing, Corporation shall not be required to advance such expenses to Director if Director (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by Corporation and approved by a majority of the Board which alleges willful misappropriation of corporate assets by Director, disclosure of confidential information in violation of Director's fiduciary or contractual obligations to Corporation, or any other willful and deliberate breach in bad faith of Director's duty to Corporation or its shareholders.

         8.       Enforcement.

         (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Director to continue as a director of Corporation, and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

         (b) In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Director for all Director's reasonable fees and expenses (including attorneys' fees) in bringing and pursuing such action.

         9. SUBROGATION. In the event of payment under this agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable Corporation effectively to bring suit to enforce such rights.

         10. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Director by this Agreement shall not be exclusive of any other right which Director may have or hereafter acquire under any statute, provision of Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

         11. SURVIVAL OF RIGHTS. The rights conferred on Director by this Agreement shall continue after Director has ceased to be a director, officer, employee or other agent of Corporation or such other entity.

         12. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any or all of the provisions hereof shall be held to be invalid or unenforceable to any extent for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof or the obligation of the Corporation to indemnify the Director to the full extent provided by the Bylaws or the Law, and the affected provision shall be construed and enforced so as to effectuate the parties' intent to the maximum extent possible.

         13. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the internal laws of the State of Delaware.

         14. BINDING EFFECT. This Agreement shall be binding upon Director and upon Corporation, its successors and assigns, and shall inure to the benefit of Director, his heirs, executors, administrators, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

         15. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless set forth in a writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

DIRECTOR:                                 DIGIRAD CORPORATION



                                          By:
--------------------------------              ---------------------------------
(Signature)                                     (Signature)


--------------------------------          -------------------------------------
Print Name                                     Print Name and Title

                                    EXHIBIT C

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

Filed separately as an Exhibit to this Registration Statement

                                    EXHIBIT D

                                 FORM OF OPINION

August 23, 1002                                                    [LETTERHEAD]



To the Investors Listed on the
Schedule of Investors to the
Digirad Corporation Series F Stock Purchase Agreement dated August 23, 2001

Ladies and Gentlemen:

We have acted as counsel for Digirad Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale of shares of its Series F Preferred Stock pursuant to the Digirad Corporation Series F Stock Purchase Agreement dated August 23, 2001 (the "Stock Purchase Agreement") among the Company and you. This opinion letter is being rendered to you pursuant to
Section 4.4 of the Stock Purchase Agreement in connection with the Closing of the sale of the Series F Preferred Stock. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Stock Purchase Agreement.

In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. With respect to our opinion in paragraph 3 regarding issued and outstanding capital stock of the Company, such opinion is based solely on our review of a certificate of the Company and of the Company's stock records and resolutions of the Company's Board of Directors relating to such issuances. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

In rendering this opinion letter we have also assumed: (A) that the Stock Purchase Agreement and the Amended and Restated Investors' Rights Agreement (the "Investors' Rights Agreement") (collectively, the "Transaction Agreements") have been duly and validly executed and delivered by you or on your behalf, that each of you has the power to enter into and perform all your obligations thereunder and has taken any and all necessary corporate, partnership or other relevant action to authorize the Transaction Agreements, and that the Transaction Agreements constitute valid, legal, binding and enforceable obligations upon you; (B) that the representations and warranties made in the Stock Purchase Agreement by you are true and

August 23, 2001
Page 2


correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; (D) if you are a corporation or other entity, that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes; and (E) if you are a small business investment company subject to the Small Business Investment Act of 1958, as amended, that you have complied with the provisions of such Act and the regulations promulgated thereunder (the "SBIA Laws").

As used in this opinion letter, the expression "we are not aware" or the phrase "to our knowledge," or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers. Nothing in this opinion or any inference from the fact that we represent the Company shall be construed to imply that we are opining or representing to you that the Transaction Agreements do not contain any untrue statement of a material fact or do not omit to state a material fact necessary to make the statements therein not misleading.

This opinion letter relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below, we are of the opinion that as of the date hereof:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Company is qualified to do business as a foreign corporation in the states of California and Florida.

         2. The Company has the requisite corporate power and authority to execute, deliver and perform the Transaction Agreements. Each of the Transaction Agreements has been duly and validly authorized by the Company, duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

August 23, 2001
Page 3


         3. The capitalization of the Company is as follows:

                  (a) PREFERRED STOCK. The Company has 30,321,108 authorized shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which (i) 2,250,000 shares have been designated Series A Preferred Stock, all of which are currently issued and outstanding, (ii) 2,281,000 shares have been designated Series B Preferred Stock, all of which are currently issued and outstanding, (iii) 4,800,000 shares have been designated Series C Preferred Stock, all of which are currently issued and outstanding, (iv) 8,668,140 shares have been designated Series D Preferred Stock, all of which are currently issued and outstanding, (v) 9,583,506 shares have been designated Series E Preferred Stock, 9,130,428 shares of which are currently issued and outstanding, and (vi) 2,738,462 shares have been designated Series F Preferred Stock and some or all or which may be purchased pursuant to the Stock Purchase Agreement. Such shares of outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock have been duly authorized and validly issued, are nonassessable and fully paid. The shares of Series F Preferred Stock to be purchased at the Closing have been duly authorized and, upon purchase at the Closing pursuant to the terms of the Stock Purchase Agreement, will be validly issued, nonassessable and fully paid. The respective rights, privileges, restrictions and preferences of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are as stated in the Company's Amended and Restated Certificate of Incorporation attached as Exhibit A to the Stock Purchase Agreement.

                  (b) COMMON STOCK. The Company has 42,738,462 authorized shares of Common Stock, par value $0.001 per share (the "Common Stock"), 4,526,474 shares of which are currently issued and outstanding. Such 4,526,474 shares of outstanding Common Stock have been duly authorized and validly issued, are nonassessable, and, to our knowledge, are fully paid.

                  (c) The Common Stock issuable upon conversion of the Series F Preferred Stock to be purchased at the Closing has been duly and validly reserved for issuance and, when and if issued upon such conversion in accordance with the Company's Amended and Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

                  (d) There are no statutory or charter preemptive rights nor, to our knowledge, are there any options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company's equity securities, except for (i) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, (ii) outstanding options to purchase 5,952,426 shares of Common Stock pursuant to options granted to employees, directors, consultants or advisors of the Company under stock option and restricted stock purchase agreements approved by the Board of Directors , (iii) outstanding warrants to purchase 403,078 shares of Series E Preferred Stock, (iv)

August 23, 2001
Page 4


warrants to purchase 100,500 shares of Common Stock, (v) the right of first offer as set forth in Section 1.2 of the Investors' Rights Agreement, (vi) the right to receive up to 150,000 shares of the Company's Common Stock pursuant to that certain Consulting Agreement by and between Digirad Imaging Systems, Inc. and Jeffrey Mandler dated September 9, 2000, (vii) the right to receive up to 100,000 shares of the Company's Common Stock pursuant to that certain Asset Purchase Agreement by and among the Company, Orion Imaging Systems, Inc., Florida Cardiology and Nuclear Medicine Group, P.A. and Dr. John Kilgore, dated August 31, 2000, as amended (the "Florida Cardiology Agreement"); (viii) the right to receive an indeterminate number of shares of the Company's Common or Preferred Stock pursuant to the Florida Cardiology Agreement; (ix) the right to receive a warrant to purchase up to 100,000 shares of the Company's Common Stock pursuant to that certain Consulting Agreement with McAdams and Witham Consulting ("MWC") dated July 31 2001 (the "MWC Agreement"); (x) the right to receive warrants to purchase up to 100,000 shares of the Company's Common Stock pursuant to the MWC Agreement; and (xi) the right to receive warrants to purchase an indeterminate number of shares of the Company's Common Stock pursuant to the MWC Agreement.

         4. Other than in connection with any securities laws (with respect to which we direct you to paragraph 6 below), the Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Transaction Agreements (including the issuance of the Series F Preferred Stock and the Common Stock issuable upon conversion thereof), do not violate any provision of any federal, Delaware corporate or California law, rule or regulation applicable to the Company or any provision of the Company's Amended and Restated Certificate of Incorporation or Bylaws and do not conflict with or constitute a default under the provisions of any judgment, writ, decree or order specifically identified in the Schedule of Exceptions or the material provisions of any of the material agreements specifically identified in the Schedule of Exceptions.

         5. Other than in connection with any securities laws (with respect to which we direct you to paragraph 6 below), all consents, approvals, permits, orders or authorizations of, and all qualifications by and registrations with, any federal or Delaware corporate or California state governmental authority on the part of the Company required in connection with the execution and delivery of the Stock Purchase Agreement and consummation at the Closing of the transactions contemplated by the Stock Purchase Agreement have been obtained, and are effective, and we are not aware of any proceedings, or written threat of any proceedings, that question the validity thereof.

         6. On the assumption that the representations of the Investors in the Stock Purchase Agreement are correct, the offer and sale of the Series F Preferred Stock to the Investors pursuant to the terms of the Stock Purchase Agreement are exempt from the registration requirement of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirement of the California Corporate Securities Law of 1968, as amended, and, under such securities laws as they presently exist, the issuance of Common Stock to you upon conversion of

August 23, 2001
Page 5


the Series F Preferred Stock would also be exempt from such registration and qualification requirements.

         7. We are not aware that there is any action, proceeding or governmental investigation pending, or threatened in writing, against the Company which questions the validity of the Transaction Agreements or the right of the Company to enter into the Transaction Agreements nor are we aware of, except as disclosed in Section 2.12 of the Schedule of Exceptions, any litigation pending, or threatened in writing, against the Company by reason of the proposed activities of the Company, the past employment relationships of its officers, directors or employees, or negotiations by the Company with possible investors in the Company or its business.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

         A. The legality, validity, binding nature and enforceability of the Company's obligations under the Transaction Agreements may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (3) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company's obligations at the time of the attempted enforcement of such obligations, and (b) the effect of California court decisions and statutes which indicate that provisions of the Transaction Agreements which permit any of you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

         B. We express no opinion as to the Company's or this transaction's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations or the Exon-Florio Amendment.

         C. We express no opinion concerning the past, present or future fair market value of any securities.

         D. We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the Securities and Exchange Commission, provisions regarding indemnification of directors, officers


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August 23, 2001
Page 6


and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, are against public policy and are therefore unenforceable.

         E. We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Transaction Agreements other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

         F. We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

         G. We express no opinion as to the effect of Sections 1203 and 1102(3) of the California Uniform Commercial Code or any other California law, federal law or equitable principle, providing for an obligation of good faith in the performance or enforcement of contracts and prohibiting disclaimer of such obligation.

         H. Our opinions in paragraphs 4 and 5 above are limited to laws and regulations normally applicable to transactions of the type contemplated in the Transaction Agreements and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, safety, hazardous material, environmental or similar law, or any local or regional law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Agreements because of the nature of the business of any party thereto other than the Company. Also, we express no opinion with respect to any patent, copyright, trademark or other intellectual property matter, or as to the statutes, regulations, treaties or common laws of any nation, state or jurisdiction with regard thereto.

         I. In connection with our opinion in paragraph 4 relating to the agreements listed on the Schedule of Exceptions, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any such conflict or (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts. Moreover, to the extent that any of the agreements listed on the Schedule of Exceptions are governed by the laws of any jurisdiction other than the State of California our opinion relating to those agreements is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements.


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August 23, 2001
Page 7



         J. We express no opinion as to your compliance with any federal or state law relating to your legal or regulatory status or the nature of your business.

         K. We express no opinion as to the compliance of the Company or the sale of the Series F Preferred Stock to the Investors with the provisions of the SBIA Laws, except to the extent that such compliance relates to the sale of Series F Preferred Stock to Investors which are expressly identified in the Stock Purchase Agreement as being small business investment companies.

         L. We express no opinion as to the effect on our opinion in paragraph 6 above of any subsequent public offering of securities of the Company.

         M. We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that further issuances which may be integrated with the Closing may include purchasers that do not meet the definition of "accredited investors" under Rule 501 of Regulation D and equivalent definitions under state securities or "blue sky" laws and to the extent that notwithstanding its reservation of shares the Company may issue so many shares of Common Stock that there are not enough remaining authorized but unissued shares of Common Stock for the conversion of the Series F Preferred Stock (or may issue securities which by antidilution adjustment so reduce the Conversion Price (as such term is defined in the Company's Amended and Restated Certificate of Incorporation) of the Series F Preferred Stock and/or other Company derivative securities that the outstanding shares of the Series F Preferred Stock become convertible for more shares of Common Stock than remain authorized but unissued).

         N. We express no opinion as to:

                  (1) The effect on the redemption and liquidation provisions of the Amended and Restated Certificate of Incorporation of applicable state law, federal law or equitable principles restricting in certain circumstances distributions by a corporation to its shareholders, relating to dissenters' rights or relating to involuntary dissolution;

                  (2) The enforceability under certain circumstances of provisions to the effect that rights or remedies may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

                  (3) Any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum NON CONVENIENS, in connection with any litigation arising out of or pertaining to the Transaction Agreements;

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August 23, 2001
Page 8



                  (4) Section 2.4 of the Stock Purchase Agreement and Section
5.2 of the Investors' Rights Agreement to the extent that each purports to exclude conflict of law principles under California law;

                  (5) The effect of any California or Delaware law, federal law or equitable principles which limit the amount of attorneys' fees that can be recovered under certain circumstances.

This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,



BROBECK PHLEGER & HARRISON LLP